UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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BASIC EARTH SCIENCE SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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November 4, 2009
Dear Stockholder,
     This year’s Annual Meeting of Stockholders of Basic Earth Science Systems, Inc. (“Basic Earth”) will be held on Tuesday, December 15, 2009, at 9:30 a.m. MST, at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202. On behalf of the Board of Directors (the “Board”), you will find enclosed materials for this year’s meeting.
     The events of the past year have been unprecedented and have affected not only the economy, but have had a significant impact on Basic Earth. While these events are more fully explained in our accompanying 2009 Annual Report, these Proxy materials include a number of proposals intended to strengthen Basic Earth’s corporate foundation and position it to move onto a national exchange.
     In January 2009, an unsolicited exchange offer for the shares of Basic Earth was proposed but not commenced. In executing their fiduciary duty to stockholders, the Board examined the offer and concluded that the exchange offer was coercive and was not adequate to acquire control of Basic Earth and its assets. From December 2008, the month prior to the proposed offer, through September 30, 2009, the share price of the company proposing the exchange offer has declined 14%, while Basic Earth’s share price has increased 42%. To protect our stockholders and give the Board an opportunity to negotiate regarding other future offers that might occur, the Board adopted a stockholder rights plan in February 2009.
     Basic Earth has significant cash reserves, no debt and a portfolio of producing assets, but its share price remains depressed as does the share price of other peers in our industry. The Board does not believe the current share price reflects the long-term value of the Company and believes this leaves Basic Earth vulnerable to a hostile takeover, a costly and time consuming exercise. To strengthen the negotiating position for Basic Earth’s Board and give management the time to execute its plan to enhance stockholder value, the Board is proposing a number of measures be passed as outlined in the enclosed Proxy Statement.
     Basic Earth’s Certificate of Incorporation was adopted in 1969, and although it has been amended several times, it lacks many of the defensive provisions that are contained in most public companies’ certificates. This year’s proxy contains proposals to update, amend and restate our Articles of Incorporation.
     Basic Earth’s common stock is traded on the Over-the-Counter Bulletin Board (the “OTCBB”), which may make the Company unappealing to a larger base of investors, including institutional funds. In addition, the trading of the stock is not easily facilitated in that there is not a designated market maker on the OTCBB as there is on a national securities exchange. The Board believes that it is in the best interests of the Company and its stockholders to list its common stock on the NYSE Amex, a national securities exchange. The NYSE Amex has a number of listing requirements, among them a minimum share price. To meet this requirement, Basic Earth is asking its stockholders to approve a reverse stock split.
     When Basic Earth was founded in 1969, our name reflected our geophysical services business. Today, our business focus is oil and gas exploration and production. We believe our current name causes confusion among potential investors, and we wish to resolve this situation. Thus, we are proposing to change our name to Earthstone Energy, Inc. This new name preserves part of our old name’s heritage, but also includes the focus of our current strategy, which is the extraction of energy sources from the earth and stone where they were created.
     We know that this proxy contains a larger number of proposals than normal, but the Board believes that it is in the best interests of the stockholders of Basic Earth to vote with management and approve these proposals. Each proposal is described in detail in the enclosed Proxy Statement, and voting instructions are noted on the proxy card. Please read the enclosed materials carefully and then vote at your earliest convenience.

Best regards, /s/ Ray Singleton Ray Singleton President and Chief Executive Officer

BASIC EARTH SCIENCE SYSTEMS, INC.
633 Seventeenth Street, Suite 1645
Denver, Colorado 80202
(303) 296-3076

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 15, 2009

Dear Stockholder,
     We are pleased to invite you to attend the Annual Meeting of Stockholders of Basic Earth Science Systems, Inc. (“Basic Earth”), which will be held at 9:30 a.m. MST on Tuesday, December 15, 2009, at 1550 Seventeenth Street, Suite 500, Denver, Colorado, 80202, and any postponements or adjournments thereof (the “Annual Meeting”). The primary business of the Annual Meeting will be:
1.	To approve certain updating amendments to, and a restatement of, Basic Earth’s Certificate of Incorporation;

2.	To approve an amendment to Basic Earth’s Certificate of Incorporation to change the name of the company to “Earthstone Energy, Inc.;”

3.	To approve amendments to Basic Earth’s Certificate of Incorporation in order to provide for the classification of the Board of Directors (the “Board”) and permit only the Board to fill vacancies;

4.	To approve amendments to Basic Earth’s Certificate of Incorporation relating to stockholders’ action by written consent and special meetings of stockholders;

5.	To approve amendments to Basic Earth’s Certificate of Incorporation increasing the stockholder vote required to amend certain provisions in the Certificate of Incorporation;

6.	To approve amendments to Basic Earth’s Certificate of Incorporation in order to effect a reverse stock split of the Company’s common stock at a specific ratio to be determined by the Board in its discretion, no later than 12 months after the Annual Meeting, within a range of not less than one for four and not more than one for 12;

7.	To elect three directors to Basic Earth’s Board of Directors. If Proposal No. 3 for a classified Board of Directors is approved, the director elected to Class I would serve a term of one year; the director elected to Class II would serve a term of two years; and the director elected to Class III would serve a term of three years. If Proposal No. 3 is not approved, all three directors would serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

8.	To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm for the current fiscal year; and

9.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on October 23, 2009, the record date fixed by the Board, are entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof.
     Our annual report to stockholders for the fiscal year ended March 31, 2009, including financial statements, is being provided along with this Proxy Statement to all of our stockholders, and the Board urges you to read it.

Sincerely, /s/ Ray Singleton Ray Singleton Secretary

November 4, 2009
Denver, Colorado

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 15, 2009.
This notice, the accompanying Proxy Statement and our Annual Report to Stockholders for the fiscal year ended March 31, 2009, are available at our website at www.basicearth.net/investorrelations.

i

APPENDICES

APPENDIX A	—	AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (PROPOSAL NO. 1)

APPENDIX B	—	AMENDMENT TO CHANGE THE COMPANY NAME TO EARTHSTONE ENERGY, INC. (PROPOSAL NO. 2)

APPENDIX C	—	AMENDMENT FOR CLASSIFIED BOARD OF DIRECTORS AND FILLING OF VACANCIES (PROPOSAL NO. 3)

APPENDIX D	—	AMENDMENT REGARDING STOCKHOLDER ACTION BY WRITTEN CONSENT AND SPECIAL MEETINGS OF STOCKHOLDERS (PROPOSAL NO. 4)

APPENDIX E	—	AMENDMENT FOR SUPERMAJORITY VOTE (PROPOSAL NO. 5)

APPENDIX F	—	AMENDMENT TO EFFECT REVERSE STOCK SPLIT (PROPOSAL NO. 6)

BASIC EARTH SCIENCE SYSTEMS, INC.
633 Seventeenth Street, Suite 1645
Denver, Colorado 80202
(303) 296-3076

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
December 15, 2009

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
     This Proxy Statement is being furnished by the Board of Directors of Basic Earth Science Systems, Inc. (“Basic Earth”) to holders of shares of Basic Earth’s common stock, par value $0.001 per share (the “Common Stock”), in connection with the solicitation by the Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders of Basic Earth to be held at 9:30 a.m. MST on Tuesday, December 15, 2009, at 1550 Seventeenth Street, Suite 500, Denver, Colorado, 80202, and any postponements or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.
     In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are now furnishing proxy materials to our stockholders on the Internet. This Proxy Statement and the enclosed proxy card relating to the Annual Meeting are first being mailed and made available to stockholders on our website on or about November 9, 2009.
     As of October 23, 2009, the record date, members of Basic Earth’s management and directors are the record and beneficial owners of a total of 4,719,088 shares (approximately 26.7%) of Basic Earth’s outstanding Common Stock. It is management’s intention to vote all of its shares in favor of each matter to be considered by the stockholders.
Proposals and Board Recommendation
     Stockholders are being asked to consider eight proposals. The Board of Directors recommends that Stockholders vote FOR Proposals Nos. 1 through 8.
     Proposal No. 1 — Amending and Restating the Certificate of Incorporation. Stockholders will be asked to approve certain amendments to Basic Earth’s Certificate of Incorporation in order to update, consolidate and clarify the Certificate of Incorporation and conform it with applicable provisions of the Delaware General Corporate Law (the “Delaware Law”), in each case as more fully described under the heading “PROPOSAL NO. 1 — AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION” below.
     Proposal No. 2 — Change of Corporate Name to “Earthstone Energy, Inc.” Stockholders will be asked to approve an amendment to Basic Earth’s Certificate of Incorporation to change the corporate name of the company to “Earthstone Energy, Inc.,” as more fully described under the heading “PROPOSAL NO. 2 — AMENDMENT TO CHANGE THE COMPANY NAME TO EARTHSTONE ENERGY, INC.” below.

     Proposal No. 3 — Classified Board and Filling of Vacancies. Stockholders will be asked to approve amendments to Basic Earth’s Certificate of Incorporation in order to create a classified board of directors and to allow only the Board to fill vacancies, as more fully described under the heading “PROPOSAL NO. 3 — CLASSIFIED BOARD OF DIRECTORS AND FILLING OF VACANCIES” below.
     Proposal No. 4 — Stockholder Action by Written Consent and Special Meetings of Stockholders. Stockholders will be asked to approve amendments to Basic Earth’s Certificate of Incorporation in order to provide that stockholder action may be taken only at annual or special meetings of stockholders and not by stockholder written consent and that special meetings of the stockholders may be called only upon the written request of a majority of the Board, as more fully described under the heading “PROPOSAL NO. 4 — STOCKHOLDER ACTION BY WRITTEN CONSENT AND SPECIAL MEETINGS OF STOCKHOLDERS” below.
     Proposal No. 5 — Supermajority Vote. Stockholders will be asked to approve amendments to Basic Earth’s Certificate of Incorporation to increase the stockholder vote required to amend or repeal certain features of the existing and proposed Certificate of Incorporation from a majority to 66-2/3%, as more fully described under the heading “PROPOSAL NO. 5 — SUPERMAJORITY VOTE” below.
     Proposal No. 6 — Reverse Stock Split. Stockholders will be asked to approve amendments to Basic Earth’s Certificate of Incorporation in order to effect a reverse stock split of the Common Stock at a specific ratio to be determined by the Board in its discretion, no later than 12 months after the Annual Meeting, within a range of one for four and one for 12, as more fully described under the heading “PROPOSAL NO. 6 — APPROVAL OF REVERSE STOCK SPLIT” below.
     Proposal No. 7 — Election of Directors. Stockholders will be asked to elect three directors of Basic Earth. If Proposal No. 3 for a classified board of directors is approved, the director elected to Class I would serve a term of one year; the director elected to Class II would serve a term of two years; and the director elected to Class III would serve a term of three years. If Proposal No. 3 is not approved, all three directors would serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.
     Proposal No. 8 — Ratification of Appointment of Auditors. Stockholders will be asked to ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm for the current fiscal year.
Record Date
     The Board has fixed the close of business on October 23, 2009, as the record date for the purpose of determining stockholders of Basic Earth entitled to notice of and to vote at the Annual Meeting (the “Record Date”). At the close of business on the Record Date, Basic Earth had 17,704,095 issued and outstanding shares of Common Stock and no outstanding shares of preferred stock.
Votes Required
     Under Delaware Law and Basic Earth’s Bylaws, a majority of the shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Proxies that are submitted but are not voted for or against (whether by abstentions, broker non-votes, or otherwise) will be treated as present for all matters considered at the meeting. Holders of Common Stock are entitled to one vote for each share held. There is no cumulative voting.
     Approval of each of Proposal Nos. 1 through 6 requires the affirmative vote of a majority of the outstanding shares of Common Stock on the Record Date. The directors standing for election (Proposal No. 7) must be elected by a plurality of the votes cast. The ratification of the selection of independent registered public accounting firm (Proposal No. 8) must be approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote.

Solicitation of Proxies
     The accompanying proxy is solicited on behalf of Basic Earth by its Board of Directors. The cost of solicitation will be borne by Basic Earth. Following the original mailing of the proxies and soliciting materials, directors, officers and employees of Basic Earth may solicit proxies by mail, telephone, facsimile, email or personal interviews. Basic Earth may request brokers, custodians, nominees and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of Basic Earth and to request authority for the exercise of proxies. In such cases, Basic Earth will reimburse such holders for their reasonable expenses. Basic Earth has engaged Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, to assist in its proxy solicitation effort at an estimated aggregate cost of approximately $14,000, plus reimbursement of expenses.
How to Vote
     If you hold your shares through a broker, bank, or other nominee in “street name,” you may not vote your shares in person at the meeting without obtaining authorization from your broker, bank or other nominee, and you need to submit voting instructions to your broker, bank or other nominee in order to cast your vote. Generally, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you received a hard copy of this Proxy Statement and accompanying form of proxy card, you may vote by mail by marking, signing, dating and mailing your proxy card in the postage-paid envelope provided or by voting over the Internet in accordance with the instructions provided on the proxy card. Your vote and designation of a proxy is revocable by following the procedures outlined in this Proxy Statement. The method by which you vote will not limit your right to vote in person at the Annual Meeting.
Revocation of Proxy
     Any proxy delivered in the accompanying form or executed on the Internet may be revoked by the person executing the proxy by written notice to that effect received by the Secretary of Basic Earth at our principal offices, 633 Seventeenth Street, Suite 1645, Denver, Colorado 80202, at any time before the authority thereby granted is exercised, by execution of a proxy bearing a later date, or by the attendance and vote of such person at the Annual Meeting. Attendance at the Annual Meeting will not by itself revoke your proxy. If you hold shares in street name and wish to cast your vote in person at the meeting, you must contact your broker, bank or other nominee to obtain authorization to vote.
How to Change Your Vote
     You can change your vote at any time before it is voted at the Annual Meeting (i) by re-submitting your vote on the Internet, (ii) by sending a written notice of revocation to the Secretary of Basic Earth at our principal offices, 633 Seventeenth Street, Suite 1645, Denver, Colorado 80202, or (iii) by attending the Annual Meeting and voting in person.
How Proxies Will Be Voted
     Proxies received by the Board and duly executed will be voted at the Annual Meeting as specified therein by the person giving the proxy. If the proxy received by Basic Earth is duly executed but contains no specific voting instructions, the shares represented will be voted in accordance with the recommendation of the Board. Additionally, broker “non-votes” are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares for a beneficial owner is not able to vote on a proposal, because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Your broker or nominee may not be permitted to exercise voting discretion with respect to Proposal Nos. 1, 3, 4, and 5. If you do not provide instructions on these proposals, your proxy may not be voted on those matters. Non-votes are not tabulated for purposes of determining whether a proposal has been approved and may, therefore, have the practical effect of a vote “AGAINST” certain proposals. All shares represented by valid proxy will be voted at the discretion of the proxy holders on any matters not specifically named herein that may otherwise properly come before the Annual Meeting. The Board, however, is not aware of any matters to be considered at the Annual Meeting at this time other than those specified in the Notice of Annual Meeting of Stockholders.
Appraisal or Similar Rights
     No action is proposed herein for which the laws of the State of Delaware or the Bylaws of Basic Earth provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s Common Stock.
Interest of Certain Persons in Matters to Be Acted Upon
     No person who was a director or executive officer of Basic Earth at any time since the beginning of Basic Earth’s last completed fiscal year, no person who is a proposed nominee for election as a director of Basic Earth and no associate of any such director, executive officer or proposed nominee has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than the interest of the director nominees in their own respective elections.
Forward Looking Statements
     This Proxy Statement contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The use of any statements containing the words “anticipate,” “intend,” “believe,” “estimate,” “project,” “expect,” “plan,” “should” or similar expressions are intended to identify such statements. Forward-looking statements included in this Proxy Statement relate to, among other things:
•	the long-term value of our share price and the effect such value has on Basic Earth relative to takeover attempts;

•	the effect of the proposed corporate name change described herein;

•	changes in our ticker symbol;

•	completion and timing of any application to the NYSE Amex for listing of the Common Stock;

•	our plans for adoption of anti-takeover measures and the recommendation of the same to stockholders in subsequent proxy solicitations;

•	plans to modify, amend or repeal any of our Bylaws;

•	advantages and disadvantages of the proposed amendments to our Certificate of Incorporation described herein;

•	the effect of a reverse stock split on our share price and our ability to meet the requirements for listing set forth by the NYSE Amex;

•	our plans to grant awards or additional compensation under our existing compensation plans and arrangements; and

•	our plans to adopt new compensation plans or other compensation arrangements, such as severance agreements, in the future.
     Factors that could cause actual results to differ materially from our expectations include, among others, such things as:
•	changes in oil and natural gas prices, including reductions in prices that would adversely affect our revenues, income, cash flow from operations, liquidity and reserves;

•	a continuation of, or further deterioration in, currently adverse conditions in global credit markets and in economic

•	conditions generally;

•	risks related to our level of indebtedness or lack thereof;

•	our ability to replace oil and natural gas reserves;

•	our inability to access markets due to operational impediments;

•	uninsured or underinsured losses in, or operational problems affecting, our operations;

•	inaccuracy in reserve estimates and expected production rates;

•	exploitation, development and exploration results;

•	our ability to manage expenses;

•	a lack of available capital and financing;

•	the potential unavailability of field equipment and services;

•	acquisitions and other business opportunities (or the lack thereof) that may be presented to and pursued by us;

•	factors affecting the nature and timing of our capital expenditures;

•	the impact and costs related to compliance with or changes in laws or regulations governing our operations;

•	delays, denials or other problems relating to our receipt of operational consents and approvals from governmental entities and other parties;

•	environmental liabilities;

•	loss of senior management, particularly our Chief Executive Officer, or technical personnel;

•	risk factors discussed or referenced in our periodic reports; and

•	other factors, many of which are beyond our control.
     Although we believe that the expectations reflected in such forward-looking statements are reasonable, those expectations may prove to be incorrect. Disclosure of important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are included in our Annual Report on Form 10-K for the Fiscal Year Ended March 31, 2009, under the heading “Risk Factors”, and elsewhere in this proxy statement. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

PROPOSAL NO. 1 — AMENDMENT AND RESTATEMENT
OF THE CERTIFICATE OF INCORPORATION
     Basic Earth’s Certification of Incorporation was originally filed with the Secretary of State of the State of Delaware on July 7, 1969, and has since been amended seven times, most recently in 1996. A copy of the restated Certificate of Incorporation, as amended, is included as Exhibit 3(i) to Basic Earth’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008, which report was filed with the SEC on February 17, 2009.
     The Board has unanimously approved and recommends that Basic Earth’s stockholders approve certain changes to Basic Earth’s Certificate of Incorporation that, generally speaking, have the effect of updating, consolidating and clarifying the Certificate of Incorporation, in most cases by conforming certain provisions of the Certificate of Incorporation to the current version of Delaware Law.
     The proposed amendments to the Certificate of Incorporation, if approved and adopted as set forth in the Amended and Restated Certificate of Incorporation attached hereto as Appendix A, will, among other things, have the following effects on the Certificate of Incorporation:
•	The headings and format of the Certificate of Incorporation will be altered in such a way as to reflect a more organized, logical and cohesive charter;

•	The first and second sections of the Certificate of Incorporation stating the name of Basic Earth and the registered office of Basic Earth, respectively, will remain largely unchanged (unless Proposal No. 2 is also approved);

•	The third section of the Certificate of Incorporation setting forth the corporate powers and purposes of Basic Earth will be simplified to allow Basic Earth to engage in any lawful act or activity for which a corporation may be organized under Delaware Law;

•	The fourth through sixth sections of the Certificate of Incorporation concerning the capital stock and related issues of Basic Earth will be combined into one section (Article 4 in the Amended and Restated Certificate of Incorporation) that will:
•	Set forth the number of authorized shares of Common Stock (i.e. 32,000,000) and preferred stock (i.e. 3,000,000) of Basic Earth, both of which remain unchanged (unless Proposal No. 6 is also approved);

•	Specify the terms and rights of the Common Stock in accordance with and subject to Delaware Law;

•	Include provisions reflecting the Board’s authority to issue and designate the terms, conditions and preferences of preferred stock of Basic Earth, in each case in accordance with and subject to Delaware Law (which authority our Board already has);
•	The seventh section of the Certificate of Incorporation governing the affairs of the Board will be represented as Articles 5 and 6 in the Amended and Restated Certificate of Incorporation, and will:
•	Specify that the number of directors shall be no less than three (as is the case in our existing Certificate of Incorporation) and conform to our Bylaws by adding that the number of directors shall be no more than nine;

•	Clarify that in the event the holders of preferred stock shall be entitled, by a separate class vote, to elect directors, the number of directors that may be elected by such holders of preferred stock shall be in addition to the number fixed in the Amended and Restated Certificate of Incorporation;

•	Establish quorum requirements for the Board in accordance with Delaware Law;

•	Leave largely unchanged the provision that authorizes the Board to adopt, repeal, alter, amend and rescind any or all of the Bylaws of Basic Earth;
•	The eighth and ninth sections of the Certificate of Incorporation concerning interested director transactions and arrangements with creditors, respectively, will not be included in the Amended and Restated Certificate of Incorporation, as this is already governed by Delaware Law;

•	The second paragraph of the tenth section of the Certificate of Incorporation governing liability of directors will remain principally unchanged but will be reflected as Article 7 in the Amended and Restated Certificate of Incorporation;

•	The first paragraph of the tenth section of the Certificate of Incorporation authorizing Basic Earth to indemnify its directors, officers and agents will be significantly expanded and clarified in Article 8 of the Amended and Restated Certificate of Incorporation; and

•	The eleventh section of the Certificate of Incorporation governing Basic Earth’s ability to alter, amend, change or repeal any provision contained in the Certificate of Incorporation will remain materially unchanged but will be reflected as Article 9 in the Amended and Restated Certificate of Incorporation.
     A copy of the proposed amendments, as set forth in an Amended and Restated Certificate of Incorporation, are attached hereto as Appendix A and incorporated herein by reference. The foregoing description of the proposed amendments is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation.
Required Vote; Recommendation of the Board
     Adoption of the proposed amendments as set forth in the Amended and Restated Certificate of Incorporation attached hereto as Appendix A requires the affirmative vote of a majority of shares of the Common Stock outstanding and entitled to vote thereon. Abstentions will have the effect of a vote against the proposal.
     Our Board believes that these proposed amendments as set forth in the Amended and Restated Certificate of Incorporation are in the best interests of Basic Earth and its stockholders and unanimously recommends that you vote FOR the approval of Proposal No. 1.

PROPOSAL NO. 2 — AMENDMENT TO THE ARTICLES OF INCORPORATION
TO CHANGE THE COMPANY NAME TO EARTHSTONE ENERGY, INC.
     On October 8, 2009, our Board unanimously approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to change Basic Earth’s name from “Basic Earth Science Systems, Inc.” to “Earthstone Energy, Inc.” At the Annual Meeting, stockholders will be asked to approve the proposed amendment to the Certificate of Incorporation to change the name of the company. The text of the amendment to the Certificate of Incorporation, as proposed, is included in the attachment marked as Appendix B to this Proxy Statement.
     Our management and Board believe that the corporate name change will better reflect our corporate identity. The current name of Basic Earth Science Systems, Inc. reflects the original business of the company of providing geophysical services in exchange for ownership in prospective drill sites. In 1973, Basic Earth exchanged corporate stock for producing wells in Louisiana, thereby becoming a producing oil and gas company. With these wells, escalating oil prices and the partial success of its “geophysical swap” strategy, revenue from oil and gas production soon generated the majority of the company’s cash flow. As a result, by 1980, Basic Earth’s business was entirely focused on the exploration, acquisition, development, operation, production and sale of crude oil and natural gas. The Board believes that the name “Earthstone Energy, Inc.” better reflects Basic Earth’s business and strategy.
     The change of our name to “Earthstone Energy, Inc.” will not by itself affect in any way the validity of currently outstanding stock certificates or the trading of our securities. Our stockholders will not be required to surrender or exchange any of our stock certificates that they currently hold. Stockholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering the old certificates to our transfer agent.
     If the stockholders approve this amendment to the Certificate of Incorporation, Basic Earth intends to apply for a change to its OTC Bulletin Board ticker symbol. If approved, we will amend our Certificate of Incorporation as set forth in Appendix B, which amendment will be effective upon filing with the Secretary of State of the State of Delaware.
Required Vote; Recommendation of the Board
     Adoption of the proposed amendment as set forth in Appendix B requires the affirmative vote of a majority of shares of the Common Stock outstanding and entitled to vote thereon. Abstentions will have the effect of a vote against the proposal.
     Our Board believes that the proposed change in our corporate name is in the best interests of Basic Earth and its stockholders and unanimously recommends that you vote FOR the approval of Proposal No. 2.

PROPOSAL NOS. 3, 4 AND 5 — PROPOSED AMENDMENTS
TO BASIC’S CERTIFICATE OF INCORPORATION
     The Board has unanimously approved and recommends that the stockholders approve amendments to Basic Earth’s Certificate of Incorporation to (i) provide for the classification of the Board into three classes of directors with staggered terms of office and permit only the Board to fill vacancies on the Board, (ii) provide that stockholder action may be taken only at annual or special meetings of stockholders and not by stockholder written consent, (iii) provide that special meetings of the stockholders may be called by an officer of Basic Earth only upon the written request of a majority of the Board, and (iv) increase the stockholder vote required to amend or repeal certain features of our existing Certificate of Incorporation (or the Amended and Restated Certificate of Incorporation if Proposal No. 1 is approved) from a majority to 66-2/3%.
     In January 2009, an unsolicited exchange offer to take over Basic Earth was proposed but never commenced for shares of our Common Stock. This exchange offer, as proposed, could have resulted in the unfair and unequal treatment of Basic Earth’s stockholders, because the company proposing the exchange could have acquired a majority (but less than all) of Basic Earth’s outstanding Common Stock through the exchange. The proposing company could, thereby, obtain a controlling interest in Basic Earth while avoiding payment of a control premium and leaving the remaining holders of the Common Stock with a minority interest in a thinly traded stock and, potentially, in a company that could be taken private at the behest of the controlling stockholder. This, in turn, could have led to divergent interests among stockholders and a controlling stockholder whose aim was to use Basic Earth’s resources not for the best interests of all stockholders but for its own purposes. Furthermore, uncertainty in the value of the proposing company’s stock and the tax consequences of the exchange could have had a pronounced negative impact on the value of the exchange offer and thus to those stockholders who sought to tender shares in the exchange. Finally, by timing the exchange offer when it did, the proposing company sought to force stockholders to consider tendering their shares immediately following a precipitous decline in oil prices and a collapse in the financial markets. Accordingly, the Board viewed this offer as inadequate and coercive and took action to protect Basic Earth stockholders. The Board adopted a stockholder rights plan in February 2009, and the unsolicited exchange offer was withdrawn.
     While Basic Earth was able to thwart the unsolicited exchange offer by implementing a stockholder rights plan, the Board believes that Basic Earth is still vulnerable to a hostile takeover. Basic Earth has significant cash reserves and no debt. Basic Earth’s stock price, like the prices of other stocks in the oil and gas industry, has been volatile and is currently depressed. The Board believes that the price of the Common Stock currently does not accurately reflect the long-term value of the Common Stock and Basic Earth’s Certificate of Incorporation lacks many of the standard defensive provisions contained in the certificates of incorporation of most public companies. As a result, Basic Earth is susceptible to a proxy contest in which one stockholder could take control of the Board and use Basic Earth’s cash and other assets for such stockholder’s own benefit with insufficient regard for the fair and equal treatment of all Basic Earth stockholders.
     These proposed amendments to our Certificate of Incorporation set forth in Proposal Nos. 3, 4 and 5 are not intended to prevent or impede a third party from acquiring the outstanding shares of Basic Earth. Rather, they are intended to prevent abusive conduct on the part of a potential acquiror. While it is possible for the measures afforded by these proposals to be misused to resist reasonable takeover actions contrary to a board of director’s fiduciary obligation, the Board is aware of, and committed to, its fiduciary obligations.
     These proposals are designed in part to encourage persons considering a takeover of Basic Earth to negotiate with our Board prior to initiating takeover measures and to discourage tactics sometimes employed by hostile bidders or dissident stockholders seeking to further their own special interests over the interests of the stockholders as a whole. These tactics include the solicitation of stockholder consents and the calling of special stockholder meetings to seek approval of changes in a corporation’s charter or bylaws to make it easier to gain control of the corporation or to force stockholder consideration of proposals before (i) the time that the Board and stockholders as a group believe such consideration to be appropriate or (ii) the next annual stockholder meeting. Moreover, these types of actions often are timed to take advantage of short term declines in the stock price of a corporation as an attempt to attract support from stockholders of proposals that might not otherwise garner such support.

     The Board acknowledges that any provision in Basic Earth’s Certificate of Incorporation that effectively requires a potential acquiror to negotiate with Basic Earth’s management and Board could be characterized as increasing management’s and the Board’s ability to retain their positions with Basic Earth and to resist a transaction that certain stockholders may view as advantageous. However, takeover attempts that have not been negotiated with and approved by the Board could seriously disrupt the business and management of Basic Earth and cause great expense. Such attempts also may involve terms less favorable to all of the stockholders than would be available in a transaction negotiated with and approved by the Board. Transactions approved by the Board, on the other hand, may be negotiated on terms designed to obtain maximum value for Basic Earth and all of its stockholders, with due consideration given to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation, and maximum strategic deployment of Basic Earth’s assets. In addition, in the case of a proposal presented to the Board, there is a greater opportunity for the Board to thoroughly analyze the proposal and present that analysis to Basic Earth’s stockholders in the most effective manner.
     Unsolicited or hostile takeover attempts are frequently structured in ways that the Board believes are not in the best interests of all stockholders. Although takeover attempts may be made at prices above then-current market prices, such bids are sometimes made for less than all of the outstanding shares of a target corporation. As a result, stockholders may be presented with a choice between partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objectives may be different from those of the remaining stockholders. In addition, hostile takeover attempts may be timed and designed to foreclose or minimize the possibility of more favorable competing bids, resulting in stockholders losing the opportunity to consider alternative proposals.
     Basic Earth is not aware of any current efforts to obtain control of Basic Earth or to effect large accumulations of its Common Stock at this time. Other than as provided in this Proxy Statement, we have no current plans to propose further anti-takeover measures in future proxy solicitations, although additional measures may be proposed if warranted from time to time in the judgment of the Board. Rather, the Board wishes to protect stockholder investments in Basic Earth by ensuring that unsolicited bidders will not be in a position to place undue pressure on the Board or stockholders, that all stockholders are treated fairly and that the ability of the Board to negotiate with any potential acquiror is from the strongest practical position, which is in the interests of all stockholders. Descriptions of possible anti-takeover effects of these potential amendments to the Certificate of Incorporation are set forth below in each proposal.
     The following summary descriptions of the proposed amendments to the Certificate of Incorporation are not intended to be complete and are qualified in their entirety by reference to the complete texts of the proposed amendments, which appear as Appendices C, D and E, and are incorporated herein by reference.
     Our Board believes that these proposed amendments to Basic Earth’s Certificate of Incorporation are in the best interests of Basic Earth and its stockholders. The Board, by unanimous vote, approved these amendments and unanimously recommends that you vote FOR the approval of Proposals Nos. 3, 4 and 5.

PROPOSAL NO. 3 — CLASSIFIED BOARD OF DIRECTORS AND FILLING OF VACANCIES
     The Board is submitting this Proposal No. 3 to stockholders for the reasons set forth below and on pages 8 and 9 under the heading “Proposal Nos. 3, 4 and 5 — Proposed Amendments to Basic Earth’s Certificate of Incorporation.”
     The Certificate of Incorporation and Bylaws of Basic Earth currently provide for a Board of Directors consisting of between three and nine members. The Board presently has three members. Basic Earth has no agreement or plans to increase or decrease the size of the Board. Each of our three directors currently holds office for a one-year term until the succeeding annual meeting or until the director’s successor is elected and qualified.
     Basic Earth proposes to divide the Board into three classes, with each class having a three-year term; except that, initially, the director elected to Class I would be subject to election for a three-year term at the Annual Meeting of Stockholders in 2010; the director elected to Class II would be subject to election for a three-year term at the Annual Meeting of Stockholders in 2011; and the director elected to Class III would be subject to election for a three-year term at the Annual Meeting of Stockholders in 2012. At each Annual Meeting of Stockholders after their initial election, each director elected to succeed a director whose term has expired shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after his election, with each director to hold office until his successor is duly elected and qualified. The specific amendment to the Certificate of Incorporation necessary to effect a classified Board of Directors is included as Appendix C to this Proxy Statement and is incorporated herein by reference.
     In the event that Proposal No. 3 is approved, the Board has nominated Ray Singleton for election to Class I, and, if elected, his initial term will expire at the Annual Meeting of Stockholders in 2010. Richard K. Rodgers has been nominated for election to Class II, and, if elected, his initial term will expire at the Annual Meeting of Stockholders in 2011. Monroe W. Robertson has been nominated to Class III, and, if elected, his initial term will expire at the Annual Meeting of Stockholders in 2012.
     Delaware Law specifically authorizes, but does not require, corporations to have classified boards of directors. Our Board consists of only three members, and two of those members joined the board in the last three years following the resignation of two directors. The adoption of a classified board of directors is designed to assure continuity and stability in the Board by ensuring that at any given time, a majority of the directors will have prior experience with Basic Earth, enhancing their leadership role in supporting Basic Earth. Furthermore, the Board believes that adoption of a classified board will allow for better protection of the interests of Basic Earth’s stockholders against an unsolicited takeover bid.
     Currently, Basic Earth’s Certificate of Incorporation provides that the number of directors shall be fixed by the Bylaws, but shall never be less than three, and the Bylaws provide that the number of directors shall be no less than three and no more than nine. In accordance with our Bylaws, the Board is empowered to determine from time to time the size of the Board, but in no event could it determine to have a Board consisting of less than three directors. Under this Proposal No. 3, our Certificate of Incorporation would provide that the total number of directors and the number of directors constituting each class of directors (with each of the three classes being as nearly equal as possible) could be fixed or changed from time to time by the Board subject to the three director minimum. Subject to Delaware Law and the terms of Basic Earth’s stock then outstanding, the amendments to our Certificate of Incorporation under this proposal provide incumbent directors sole power to fill vacancies whether occurring by an increase in the number of directors or otherwise. A director elected to fill a vacancy would hold office for the unexpired portion of the term of the director who was being replaced. A director elected to fill a newly created directorship would hold office until the next election for the class to which such director was elected. If the size of the Board is increased, the additional directors would be apportioned among the three classes of directors to keep all such classes as nearly equal as possible. Under Delaware Law, if a corporation’s certificate of incorporation provides for a classified board of directors, directors may only be removed for cause. Under Basic Earth’s current Certificate of Incorporation, the entire board can be removed with or without cause and stockholders have the ability to fill vacancies on the Board.

     Advantages of a Classified Board of Directors and Allowing Only the Board to Fill Vacancies
     The Board believes that a classified board with staggered three-year terms and the election of approximately one-third of the directors each year will help to assure the continuity and stability of Basic Earth’s long-term policies in the future, since a majority of the directors at any given time will have prior experience as directors of Basic Earth. This enhances directors’ leadership role in supporting Basic Earth’s long-term planning and objectives and encourages independence from management. Because directors on a classified board can only be removed for cause, stockholders cannot “pack the board” by removing directors without cause and filling the resulting vacancies created. In addition, the Board believes that the proposal will assist it in protecting the interests of Basic Earth’s stockholders in the event of an unsolicited offer for Basic Earth. The Board believes that the existence of a classified board will encourage any potential acquiror to negotiate directly with the Board, thereby giving it added leverage in such negotiations. In accordance with the Board’s fiduciary duties, transactions negotiated and approved by the Board are designed to obtain maximum value for, and ensure the equal treatment of, all stockholders.
     Disadvantages of a Classified Board of Directors and Allowing Only the Board to Fill Vacancies
     While a classified board may have the beneficial effects discussed immediately above, it may also discourage some takeover bids, including those that a majority of the independent stockholders believe would be in their best interests to accept or where the reason for the desired change is inadequate performance of the directors or management. A classified board of directors, if adopted, would be applicable to every election of directors, rather than only an election occurring after a change in control of Basic Earth. Because of the additional time required to change control of the Board, a classified board may also make it more difficult for a potential acquiror to obtain control of Basic Earth without first obtaining the approval of the Board. Currently, a change in control of the Board can be made by stockholders holding a plurality of the votes cast at a single annual meeting. If Basic Earth implements a classified board of directors, it will take at least two annual meetings to effect a change in control of the Board. Even if the potential acquiror were to acquire a majority of our outstanding voting stock, a classified board of directors will tend to discourage certain takeover bids, perhaps including some takeover bids that would otherwise allow stockholders the opportunity to realize a premium over the market price of their stock. A classified board may also increase the cost of attempting a takeover or change of control or removal or replacement of existing directors, which may further discourage attempted takeovers or changes of control.
Required Vote; Recommendation of the Board
     Adoption of Proposal No. 3 to amend Basic Earth’s Certificate of Incorporation to provide for a classified board of directors and for the filing of vacancies by a majority of the Board requires the affirmative vote of a majority of the shares of the Common Stock outstanding and entitled to vote thereon. Abstentions will have the effect of a vote against the proposal.
     Our Board believes that Proposal No. 3 is in the best interests of Basic Earth and its stockholders and unanimously voted to approve Proposal No. 3. Our Board recommends that you vote FOR the approval of amendments to Basic Earth’s Certificate of Incorporation to classify the board of directors and allow only the Board to fill vacancies.

PROPOSAL NO. 4 — STOCKHOLDER ACTION BY WRITTEN CONSENT AND
SPECIAL MEETINGS OF STOCKHOLDERS
     The Board is submitting this Proposal No. 4 to stockholders for the reasons set forth below and on pages 8 and 9 under the heading “Proposal Nos. 3, 4 and 5 — Proposed Amendments to Basic Earth’s Certificate of Incorporation.”
     The Board proposes to amend Basic Earth’s Certificate of Incorporation to add two new provisions requiring that (i) stockholder action must be taken at an annual or special meeting of stockholders, thereby prohibiting stockholder action by written consent, and (ii) special meetings of the stockholders be called by an officer of Basic Earth only upon the written request of a majority of the Board. The specific amendments to the Certificate of Incorporation necessary to make these changes are included as Appendix D to this Proxy Statement and are incorporated herein by reference.
     Under Delaware law, any actions required or permitted to be taken by stockholders may be taken (unless a corporation’s certificate of incorporation otherwise provides) without a meeting, without prior notice and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of stock having the requisite number of votes. Basic Earth’s existing Certificate of Incorporation does not prohibit such action by written consent. Consequently, unless this Proposal No. 4 is approved, persons holding a majority interest in Basic Earth could take significant corporate action without giving all stockholders notice or the opportunity to vote. Furthermore, where a company does not have a classified board and its stockholders are permitted to act by written consent, a stockholder can initiate a consent solicitation to replace any and all members of a corporation’s board without cause and can effectively assume control of a company without paying the control premium that would typically be expected to be paid to a company’s stockholders if such stockholder were acquiring a controlling interest in that company. Elimination of stockholders’ ability to act by written consent is therefore a defensive measure many companies consider as part of their overall defensive posture. If stockholders approve this Proposal No. 4, the Board also plans to adopt various conforming amendments to Basic Earth’s Bylaws, including an amendment that eliminates the article in the Bylaws providing for stockholder action by written consent.
     Pursuant to Section 211(d) of the Delaware General Corporation Law, special meetings of stockholders may be called by a board of directors or by such other persons as are authorized by a corporation’s certificate of incorporation or bylaws. Basic Earth’s Bylaws currently provide that holders of 20% or more of Basic Earth’s Common Stock can cause Basic Earth to call a special stockholders’ meeting at any time. There are a variety of reasons why a potential acquiror would seek to compel Basic Earth to hold a special meeting of stockholders. These could include the replacement of one or more members of the Board and/or amending our Certificate of Incorporation or Bylaws to make it easier for such hostile bidders to gain control of Basic Earth. In either event, this too could lead to a stockholder acquiring control of Basic Earth without paying a control premium. Furthermore, special meetings, pursuant to which a small number of stockholders can advance their own interests, are divisive, costly, disruptive and divert management’s attention and resources from pursuing and implementing those strategic goals and aims upon which Basic Earth’s growth and stockholders’ value depends.
     Advantages of Eliminating Stockholders’ Ability to Act by Written Consent and Call Special Meetings
     In light of the foregoing, the Board believes that amending the provisions of its Certificate of Incorporation to eliminate stockholder action by written consent and the ability of stockholders to call a special meeting of the stockholders are prudent corporate governance measures to prevent an inappropriately small number of stockholders from prematurely forcing stockholder consideration of a proposal over the opposition of the Board by unilaterally soliciting the consent of stockholders (either in writing or at a special meeting called therefor) for such a proposal before stockholders have the full benefit of the knowledge, advice and participation of Basic Earth’s management and Board. In the event of a proposed acquisition of Basic Earth, the Board believes that the interests of stockholders will best be served by a transaction that results from negotiations based on careful consideration of the proposed terms. Importantly, when the Board is granted the opportunity to thoroughly analyze the proposed acquisition and present that analysis to Basic Earth’s stockholders, the stockholders can benefit from the Board’s insight regarding, among other things, how such acquisition may result in unequal treatment of, or have negative impacts on, Basic Earth’s stockholders.

     Disadvantages of Eliminating Stockholders’ Ability to Act by Written Consent and Call Special Meetings
     Elimination of stockholder power to act by written consent and to call a special meeting may deter certain acquisitions of Basic Earth’s stock and may delay, deter or impede stockholder action not approved by the Board. Such actions may include stockholder attempts to obtain control of the Board, unsolicited tender offers or other efforts to acquire control of Basic Earth. Furthermore, the effect of this proposal may be to impede or delay, at least until the next regularly scheduled annual meeting (and, if the proposal to adopt a classified Board of Directors is approved, beyond such meeting), the initiation or consummation of business transactions, such as reorganizations, mergers, or recapitalizations, which are opposed by the Board even though sought by a majority of the stockholders. Without the ability to act by written consent or to call a special meeting of the stockholders, a holder or group of holders controlling a majority interest of the Common Stock would not be able to amend the Certificate of Incorporation of Basic Earth except as voted upon at an annual stockholders’ meeting where such action is duly proposed or at a special meeting of the stockholders, held to take any such action and duly called for by the Board. The Board believes, however, that the benefits of discouraging hostile bidders and dissident stockholders seeking to further their own special interests from conducting potentially expensive and disruptive consent solicitations and special meetings of the stockholders outweigh these disadvantages.
Required Vote; Recommendation of the Board
     Proposal No. 4 to amend our Certificate of Incorporation to prohibit action by written consent of stockholders and to permit only the Board of Directors to call a special meeting of stockholders requires the affirmative vote of a majority of the shares of the Common Stock outstanding and entitled to vote thereon. Abstentions will have the effect of a vote against the proposal.
     Our Board believes that Proposal No. 4 is in the best interests of Basic Earth and its stockholders and unanimously voted to approve Proposal No. 4. Our Board recommends that you vote FOR these amendments to Basic Earth’s certificate of incorporation.

PROPOSAL NO. 5 — SUPERMAJORITY VOTE
     The Board is submitting this Proposal No. 5 to stockholders for the reasons set forth below and on pages 8 and 9 under the heading “Proposal Nos. 3, 4 and 5 — Proposed Amendments to Basic Earth’s Certificate of Incorporation.”
     Delaware law permits a corporation to include a provision in its charter and/or bylaws that would require the vote of more than a majority of the outstanding shares to amend its charter or certain provisions thereof. The Board is proposing that stockholders approve amendments to Basic Earth’s Certificate of Incorporation that would require the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares to amend or repeal certain provisions of the Certificate of Incorporation including, as applicable, based upon the approval of one or more of the foregoing proposals:
•	The classification of the Board (see Proposal No. 3 above);

•	Provisions regarding the limitation of directors’ liability and indemnification (see Proposal No. 1 above).
     The proposed provisions would be implemented by amending Basic Earth’s Certificate of Incorporation as set forth in Appendix E, which is incorporated herein by reference.
     A tactic sometimes used by hostile bidders seeking control of a public company is to attempt to obtain stockholder approval of changes in a corporation’s certificate of incorporation, such as a change in the number of directors or in the manner in which directors are elected, that would make it easier for the hostile bidder to gain control of the corporation. To discourage such attempts, which can be disruptive and a wasteful diversion of financial resources and management’s time and energies from the operation of Basic Earth’s business, the Board believes that it would be prudent and in the best interests of stockholders to approve the proposed increase in the percentage vote required to amend or repeal certain provisions of the Certificate of Incorporation. In particular, the Board believes that a two-thirds vote will have this intended deterrent effect, but at the same time is not so high a percentage as will prevent stockholders from approving amendments or changes that are supported by a substantial percentage of the stockholders.
     Advantages of Supermajority Voting Provisions
     The Board believes that in adopting these supermajority voting provisions, Basic Earth will preserve and maximize the value of its shares for all stockholders by protecting against self-interested actions by one or a few large stockholders, as well as to help ensure that important corporate governance rules are not changed without the clear consensus of a substantial percentage of stockholders that such change is prudent and in the best interests of Basic Earth. Furthermore, without these supermajority voting provisions, it may be possible for one or a few large stockholders to replace important corporate governance rules of Basic Earth or to take control of Basic Earth without negotiating with the Board to assure that the best results and equal treatment are achieved for all of Basic Earth’s stockholders.
     Disadvantages of Supermajority Voting Provisions
     As of the Record Date, members of Basic Earth’s management and directors are the record and beneficial owners of a total of 4,719,088 shares (approximately 26.7%) of Basic Earth’s outstanding Common Stock. Because of the large percentage of shares held by management and the fact that supermajority provisions require a clear mandate by stockholders as evidenced by a larger-than-majority vote, management may retain a veto power over certain business combinations without respect to whether the transaction is desired by or beneficial to a majority of Basic Earth’s stockholders, thereby assisting management in retaining their present positions. Similarly, supermajority voting provisions may have the effect of giving the holder of a minority of the total shares outstanding and entitled to vote veto power over a business combination transaction that management and/or a majority of the stockholders may believe is desirable and beneficial.

Required Vote; Recommendation of the Board
     Adoption of the foregoing amendment to our Certificate of Incorporation to increase the vote of stockholders required to amend certain provisions of the Certificate of Incorporation requires the affirmative vote of a majority of the shares of the Common Stock outstanding and entitled to vote thereon. Abstentions will have the effect of a vote against the proposal.
     Our Board believes that Proposal No. 5 is in the best interests of Basic Earth and its stockholders and unanimously voted to approve Proposal No. 5. Our Board recommends that you vote FOR Proposal No. 5 to amend the Certificate of Incorporation to require a supermajority vote to amend certain provisions.

PROPOSAL NO. 6 — APPROVAL OF REVERSE STOCK SPLIT
Introduction
     The Board has unanimously approved and is recommending that the stockholders approve an amendment to our Certificate of Incorporation to effect a reverse stock split of outstanding shares of our Common Stock at a ratio within a range of one for four and one for 12. If this proposal is approved, the Board will have the authority to decide, within 12 months from the Annual Meeting, whether to implement the split and the exact ratio of the split.
     If a reverse stock split is implemented by the Board, all of the issued and outstanding shares of Common Stock will be reduced in accordance with the exchange ratio selected by the Board. Furthermore, approval of this proposal would grant the Board, in its discretion, the authority to reduce the number of authorized shares of Common Stock and preferred stock if it determines that such a change is necessary and in the best interests of stockholders.
     If this Proposal No. 6 is approved and the Board does implement a reverse stock split, it will become effective after the amendment to Basic Earth’s Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Date”). The form of the Certificate of Amendment is attached hereto as Appendix F. The following discussion is qualified in its entirety by the full text of the certificate of amendment, which is incorporated herein by reference.
Purposes of the Reverse Stock Split
     The principal purposes for the reverse stock split are to reduce the number of outstanding shares of the Common Stock to increase the trading price of the Common Stock in order to obtain listing on a national securities exchange and generate greater investor interest in Basic Earth, with the goal of enhancing the liquidity of the Common Stock. The Common Stock currently trades in the over-the-counter market on the OTC Bulletin Board (the “OTCBB”), because the Common Stock does not meet the listing requirements of the national securities exchanges. Investors may be less interested in purchasing low-priced securities, because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such securities. Also, institutional investors (other than those which focus on small-capitalization companies or low-priced securities) will usually not invest in low-priced securities. Basic Earth’s ultimate objective in effecting a reverse stock split is for the Common Stock to trade at a share price high enough for Basic Earth to obtain listing on a national securities exchange, specifically the NYSE Amex LLC (formerly known as the American Stock Exchange). We believe that the reverse split will increase our ability to meet the minimum share price requirement at such time, if ever, that we meet the other listing criteria of the NYSE Amex.
     Another consequence of not having our shares listed on a national securities exchange is that Basic Earth is unable to use the SEC’s short form registration forms, such as Form S-3, to register under the Securities Act of 1933 the resale of Common Stock or Common Stock underlying warrants or convertible notes sold in unregistered offerings. Instead, Basic Earth is presently restricted to use of the longer Form S-1. As a result, the registration of these securities for resale requires more time, administrative effort, and expense, which in turn may reduce the value of our Common Stock relative to other securities eligible for resale on Form S-3. The negative impact of long form registration has been somewhat reduced, however, by recent SEC rule changes that permit most purchasers of stock in unregistered offerings to resell (subject to compliance with certain requirements) their securities six months after the purchase under Rule 144.
     While Basic Earth expects that a reverse stock split, at the split ratio ultimately selected by the Board, will increase Basic Earth’s stock price above $3.00, there can be no assurance that the market price per post-split share will either exceed or remain in excess of the target price for the sustained period of time necessary to ensure that the Common Stock will be listed on the NYSE Amex or that, if listed, it will generate additional interest in Basic Earth among investors. In any event, the efficacy of a reverse stock split in achieving compliance with the NYSE Amex’s minimum listing requirements is uncertain. While the short-term result of a reverse stock split can be fairly predicted, the long-term consequences are less predictable. The price of the Common Stock is likely to be affected by our performance and by general market and economic conditions that cannot be predicted or evaluated by the Board at this time. Accordingly, even if the reverse stock split is successful in achieving compliance with the NYSE

Amex’s minimum listing requirements, there is no assurance that the market value of the Common Stock will be greater after a reverse stock split than it would be without ever effecting a reverse stock split.
     If this reverse stock split proposal passes, the Board may nevertheless decide not to declare any reverse stock split. Under the proposal, the Board is retaining this discretion for several reasons. First, the closing bid price of the Common Stock could exceed $3.00 before or after the Annual Meeting without the need for any reverse stock split. Second, the closing bid price could be so low that a reverse stock split could not assure a post-split price above $3.00. Finally, Basic Earth may not otherwise meet the requirements for listing on the NYSE Amex. In particular, approval from the NYSE Amex for listing is dependent on satisfying a number of other criteria including, without limitation, requirements regarding public float, number of stockholders, market capitalization, net income, minimum stock price, and other factors. We believe that we currently meet all the NYSE Amex listing standards except the minimum stock price requirement. If this reverse stock split proposal passes but the NYSE Amex makes a final determination to refuse the listing of the Common Stock on account of any of the foregoing reasons or for any other reason before a reverse stock split has been declared by the Board, it is unlikely that the Board would declare any reverse stock split.
Determination of Reverse Stock Split Ratio
     If our stockholders approve the proposal, the Board will be authorized to exercise its discretion as to whether to effect the reverse stock split, when to effect it, and what the split ratio should be. In making these determinations, the Board will consider a number of factors, including without limitation: the historical and projected performance of our Common Stock and volume level before and after the reverse stock split, prevailing market conditions, general economic and other related conditions prevailing in our industry and in the marketplace generally, the projected impact of the selected reverse stock split ratio on trading liquidity in our Common Stock and our ability to list our Common Stock on the NYSE Amex, our capitalization (including the number of shares of our Common Stock then issued and outstanding), the prevailing trading price for our Common Stock and the volume level thereof, and the potential devaluation of our market capitalization as a result of a reverse stock split.
     This proposal gives the discretion to the Board to select the reverse stock split ratio from within a range, rather than proposing a specific ratio at this time, in order to give Basic Earth the flexibility to implement a reverse stock split at a ratio that reflects the Board’s then-current assessment of the factors described above and to respond to other developments that may be deemed relevant, when considering the appropriate ratio. This flexibility is considered essential for the Board to be able to react to changes in market conditions between the date of this Proxy Statement and the date the Board determines a reverse stock split should be effected, if at all.
Determination to Reduce Number of Authorized Shares
     We are a Delaware corporation and are required to pay annual franchise tax to the State of Delaware. The state of Delaware permits corporations to calculate the amount of franchise tax owing based on one of two formulas, whichever results in the least amount of tax. The first formula is based solely on the authorized shares outstanding. The second formula is based on a combination of authorized shares, shares outstanding, par value and total assets of Basic Earth. The current maximum amount of franchise tax payable in Delaware is $180,000. Under our current Certificate of Incorporation, our tax due, under the calculation based solely on the authorized shares outstanding is capped at $180,000. As of October 23, 2009, our tax due based on a combination of authorized shares, shares outstanding and total assets of Basic Earth is approximately $12,950 per year. If our Certificate of Incorporation is amended to reduce the number of authorized shares at a rate less than the exchange rate, our Delaware franchise tax due will increase. If we effect a reverse stock split and reduce the number of authorized shares in the same proportion as the exchange ratio, our Delaware franchise tax due will not change. The Board believes it is in the best interests of stockholders to provide it the discretionary authority to reduce the number of authorized shares of Common Stock from 32,000,000 and Preferred Stock from 3,000,000 to an amount not less than 1,500,000 and 1,500, respectively.
Material Effects of Proposed Reverse Stock Split
     The reverse stock split and amendment of our Certificate of Incorporation will not change the terms of the Common Stock. The reverse split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power in our company, except to the extent that the result of the reverse split results in any of our stockholders owning a fractional share. After the reverse stock split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions, if any, and (if no other proposals in this Proxy Statement are approved), will be identical in all other respects to the Common Stock now authorized. The Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the reverse stock split, Basic Earth will continue to file Forms 10-K, 10-Q and 8-K and will remain subject to the reporting requirements of the Exchange Act.
     The following table illustrates the principal effects of one for four and one for 12 reverse stock splits on our authorized and outstanding shares of our Common Stock as of September 30, 2009:

	Number of shares of	Number of Shares of Common Stock
	Common Stock prior	after Reverse Stock Split
Common Stock	to Reverse Split	One for Four		One for 12
Authorized	32,000,000	32,000,000	(1)	32,000,000	(1)
Issued and Outstanding	17,702,862	4,425,715		1,475,238
Authorized but unreserved and available for future issuances	14,297,138	27,574,285		30,524,762

(1)	Subject to decrease at the discretion of the Board.
     Stockholders should recognize that if the reverse stock split is effected, they would own fewer shares than they presently own, depending on the ratio of the reverse stock split effected by the Board. In addition, the reverse stock split may increase the number of stockholders of Basic Earth who own odd-lots (less than 100 shares). Stockholders who hold odd-lots may experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales.
     After effecting the reverse stock split, the number of authorized but unissued shares of Common Stock would increase from 14,297,138 to 27,574,285 (based on a one for four reverse split) or to 30,524,762 (based on the maximum one for 12 split), in each case assuming no change in Basic Earth’s authorized capital. Basic Earth does not currently have any plans, proposals or arrangements, written or otherwise, to issue these additional shares. The Board, however, may issue these shares in its discretion. If Basic Earth issues additional shares subsequent to the reverse stock split, the dilution to the ownership interest of Basic Earth’s existing stockholders may be greater than would otherwise occur had the reverse stock split not been effectuated.
     The Board will determine whether and to what extent to reduce the number of authorized shares of Common Stock and preferred stock at the time it determines the ratio for the reverse stock split.
     Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders or by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of Basic Earth’s Board or by contemplating a tender offer or other transaction for the combination of Basic Earth with another company), the reverse stock split is not being proposed in response to any effort of which Basic Earth is aware to accumulate shares of the outstanding Common Stock or obtain control of Basic Earth. Other than the proposals described in this Proxy Statement, the Board does not currently contemplate recommending the adoption of any other amendments to Basic Earth’s Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Basic Earth.
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates
     If our stockholders approve this proposal, and the Board subsequently elects to reduce the number of authorized shares of Common Stock and/or effect the reverse stock split, we will file the Certificate of Amendment included as Appendix F to this Proxy Statement (as completed to (i) reflect the reverse stock split ratio as determined by the Board, in its discretion, within the range of not less than one for four and not more than one for 12 and (ii) reduce the number of authorized Common Stock from 32,000,000 to a minimum of 1,500,000). The Certificate of Amendment will become effective when it is filed with the Secretary of State of the State of Delaware or such later time as is set forth in the Certificate of Amendment.
     Effect on Beneficial Holders of Common Stock (i.e. stockholders who hold in “street name”)
     Upon the reverse stock split, Basic Earth intends to treat shares of Common Stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If a stockholder holds shares of Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.
Effect on Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold certificates)
     Currently, none of Basic Earth’s registered holders of Common Stock hold their shares electronically in book-entry form with Basic Earth’s transfer agent. In the future, however, some of Basic Earth’s registered holders of Common Stock may hold some or all of their shares electronically in book-entry form. These stockholders would not have stock certificates evidencing their ownership of the Common Stock. They would, however, be provided with a statement reflecting the number of shares registered in their accounts.
     If a stockholder holds registered shares in book entry form with the transfer agent, no action would need to be taken to receive post-reverse stock split shares. If a stockholder is entitled to post-reverse stock split shares, a transaction statement would automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the reserve stock split.
     Effect on Certificated Shares
     Upon the reverse stock split, our transfer agent will act as our exchange agent and will act for holders of our Common Stock in implementing the exchange of their certificates. Commencing on the effective date of a reverse stock split, stockholders holding shares in certificated form will be sent a transmittal letter from Basic Earth’s transfer agent for the Common Stock. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing pre-reverse stock split shares of the Common Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split Common Stock (“New Certificates”). No New Certificates will be issued to a stockholder until that stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. A stockholder will not have to pay transfer and other fees to exchange the Old Certificates, provided the stockholder surrenders the Old Certificates with the appropriate documentation within 90 days of the effective date of the reverse stock split. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock to which they are entitled as a result of the reverse stock split. Until surrendered, Basic Earth will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of post-reverse stock split Common Stock to which these stockholders are entitled.
     Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate(s) will be issued with the same restrictive legends that are on the back of the Old Certificate(s) unless that legend is no longer effective because of the passage of time.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND
SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Fractional Shares
     No fractional post-reverse stock split shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the reserve stock split is not evenly divisible by the split ratio ultimately selected by our Board will be entitled to receive cash (without interest or deduction) in lieu of such factional shares from our transfer agent in an amount equal to the applicable fraction of the market price of the Common Stock on the date that the split is effective. Cash for fractional shares will be payable upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and the surrender of the Old Certificate(s). Fractional shares held in street name will be deemed null and void, and the holders thereof will have their accounts credited by their brokers without such holders having to take any action. Fractional shares held in book-entry form will also be deemed null and void, and the holders thereof will be issued a check from the transfer agent without such holders having to take any action. The cash proceeds that holders of fractional shares receive will be subject to federal income tax, as discussed below under the heading “- Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split.” Such holders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date they receive their payment for the cashed-out shares. The payment amount will be paid in the form of a check.
     After the reverse stock split, such holders will have no further interest in Basic Earth with respect to their cashed-out shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except the right to receive payment as described above.
     If you do not hold sufficient shares to receive at least one share in the reverse stock split and you want to continue to hold Common Stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed by the effective date:
(1)	purchase a sufficient number of shares of Common Stock so that you hold at least an amount of shares of Common Stock in your account prior to the reverse stock split that would entitle you to receive at least one share of Common Stock on a post-reverse stock split basis; or

(2)	if you have Common Stock in more than one account, consolidate your accounts so that you hold at least a number of shares of Common Stock in one account prior to the reverse stock split that would entitle you to receive at least one share of Common Stock on a post-reverse stock split basis. Shares held in registered form (that is, shares held by you in your own name in Basic Earth’s stock records maintained by our transfer agent) and shares held in “street name” (that is, shares held by you through a bank, broker or other nominee), will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.
     You should be aware that, under the escheat laws of the various jurisdictions where you reside, where Basic Earth is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.
Accounting Matters
     The par value of the shares of our Common Stock is not changing as a result of the implementation of the reverse stock split. Our stated capital, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced proportionately on the effective date of the reverse stock split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our Common Stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share and book value per share will be increased as result of the reverse stock split, because there will be fewer shares of Common Stock outstanding.

No Dissenter’s Rights
     Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to the proposed amendment to the certificate of incorporation to effect the reverse stock split, and Basic Earth will not independently provide stockholders with any such right.
Possible Disadvantages of Reverse Stock Split
     Even though the Board believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are some of the possible disadvantages of a reverse stock split:
•	The reduced number of shares of our Common Stock resulting from a reverse stock split could adversely affect the liquidity of our Common Stock.

•	There can be no assurance that the market price per share of the Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of Common Stock outstanding before the reverse stock split. For example, based on a closing price of the Common Stock of $0.90 per share, if the Board decides to implement a one-for-ten reverse stock split, there can be no assurance that the post-split market price of the common stock would be $9.00 per share or greater. Accordingly, the total market capitalization of the Common Stock (the aggregate value of all the issued and outstanding Common Stock at the prevailing market price) after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split. Moreover, in the future, the market price of the Common Stock following the reverse stock split may not exceed the market price prior to the proposed reverse stock split.

•	A reverse stock split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our Common Stock. These odd lots may be more difficult to sell than shares of Common Stock in even multiples of 100.

•	Effecting the reverse stock split may not enable to Company to meet the eligibility requirements of the NYSE Amex, even if the price of the Common Stock achieves a value exceeding $3.00.

•	While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.

•	If the reverse stock split is effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our Common Stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
     The following is a summary of certain U.S. federal income tax consequences relating to the reverse stock split as of the date hereof. This summary addresses only U.S. holders who hold their shares of Common Stock as a capital asset for U.S. federal income tax purposes (i.e., generally, property held for investment).
     For purposes of this summary, a “U.S. holder” means an individual beneficial owner of Common Stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
     This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. These authorities may be changed, perhaps retroactively, and may adversely affect the U.S. federal income tax consequences described herein. This summary does not discuss all of the tax consequences that may be relevant to particular stockholders or to stockholders subject to special treatment under U.S. federal income tax laws. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, state, local, foreign or other tax consequences of the reverse stock split.
     Each stockholder should consult their own tax adviser concerning the particular U.S. federal tax consequences of the reverse stock split, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which they may be subject. There can be no assurance that the Internal Revenue Service will agree with one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service with respect to the United States federal income tax consequences of the reverse stock split.
     Other than cash payments for fractional shares discussed below, a reverse stock split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes. The U.S. holder’s aggregate adjusted bases of the post-reverse stock split shares will be the same as the U.S. holder’s aggregate adjusted bases of the pre-reverse stock split shares. The holding period of the post-reverse stock split shares will include a U.S. holder’s holding periods for the pre-reverse stock split shares. The receipt of cash instead of a fractional share of Common Stock by a U.S. holder of Common Stock will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares surrendered, as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the effective date of the reverse stock split.
     Basic Earth will not recognize any gain or loss as a result of the reverse stock split.
Required Vote; Recommendation of the Board
     Approval of the reverse stock split requires the affirmative vote of a majority of the shares of the Common Stock outstanding and entitled to vote thereon. Abstentions will have the effect of a vote against the proposal.
     Our Board recommends that you vote FOR Proposal No. 6 to amend our Certificate of Incorporation to effect a reverse stock split of outstanding shares of our Common Stock at a ratio within a range of one for four to one for 12 and to reduce the number of authorized shares of our Common Stock and Preferred Stock from 32,000,000 and 3,000,000, respectively, to an amount to be determined by our Board of not less than 1,500,000 and 1,500, respectively.

PROPOSAL NO. 7 — ELECTION OF DIRECTORS
     Basic Earth’s Certificate of Incorporation provides that the number of directors of Basic Earth shall be fixed by Basic Earth’s Bylaws, but shall not be less than three. Our Bylaws state that the number of directors of Basic Earth shall not be less than three nor more than nine. Presently, we have three directors, namely Messrs. Singleton, Rodgers and Robertson, all of whom were nominated for reelection at the Annual Meeting by Basic Earth’s Nominating Committee. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
     Unless directed to the contrary, the proxies appointed herein intend to vote for the election to the Board of the persons named below. However, if a nominee at the time of election is unable or unwilling to serve, or is otherwise unavailable for election, such that a substitute nominee is designated by Basic Earth, the proxies in their discretion intend to vote for such other nominee.
     In the event that Proposal No. 3 is approved, the Board has nominated Ray Singleton for election to Class I, and, if elected, his initial term will expire at the Annual Meeting of Stockholders in 2010. Richard K. Rodgers has been nominated for election to Class II, and, if elected, his initial term will expire at the Annual Meeting of Stockholders in 2011. Monroe W. Robertson has been nominated to Class III, and, if elected, his initial term will expire at the Annual Meeting of Stockholders in 2012.
Nominees
     The following sets forth the names and ages of the nominees for election to the Board, their respective principal occupations or employment during the past five years, and the period during which each has previously served as a director of Basic Earth:
     Ray Singleton (58) has been a director of Basic Earth since July 1989. Mr. Singleton joined Basic Earth in June 1988 as Production Manager/Petroleum Engineer. In October 1989 he was elected Vice President, and was appointed President and Chief Executive Officer in March 1993. Mr. Singleton began his career with Amoco Production Company in Texas as a production engineer. He was subsequently employed by the predecessor of Union Pacific Resources as a drilling, completion and production engineer and in 1981 began his own engineering consulting firm, serving the needs of some 40 oil and gas companies. As a consultant he was retained by Basic Earth on various projects from 1981 to 1987. Mr. Singleton currently serves on the Board of Directors of the Independent Petroleum Association of Mountain States (“IPAMS”) and is a former president of that organization. IPAMS is a thirteen state, regional trade association that represents the interests of independent oil and gas companies in the Rocky Mountain region. In addition, Mr. Singleton is a member of the Society of Petroleum Engineers. Mr. Singleton received a Bachelor of Science degree in Petroleum Engineering from Texas A&M University in 1973 and received a Masters Degree in Business Administration from Colorado State University’s Executive MBA Program in 1992.
     Richard K. Rodgers (49) has been a director of Basic Earth since December 2006. For the last three years, Mr. Rodgers has provided business development, planning and financial consulting services to various banking and business development clients. During the past five years, Mr. Rodgers was employed by several Denver area banks including Key Bank, Guaranty Bank & Trust Company and Colorado Capital Bank. In his most recent employment with Colorado Capital Bank from 2004 to 2005, he was the President, and was responsible for the start-up, of its Cherry Creek branch office and served on the board of directors of Colorado Capital Bank. Mr. Rodgers attended the University of Denver and received his Bachelor of Science degree in International Business Administration in 1995 and his Masters of Science degree in International Business Administration in 1997.
     Monroe W. Robertson (59) has been a director of Basic Earth since April 4, 2007. Mr. Robertson currently serves on the Board of Directors of Cimarex Energy Company and is Chairman of that board’s Audit Committee. Mr. Robertson began his career in 1973 with Gulf Oil Corporation and held various positions in engineering, corporate planning and financial analysis until 1986. From 1986 to 1992 he held various positions at Terra Resources and Apache Corporation. In 1992 Mr. Robertson joined Key Production Company as its Senior Vice President and Chief Financial Officer. In 1999 he was appointed President and Chief Operating Officer of that company and served in that role until 2002. Other than his service on Cimarex’s board, which began in October

2005, for the past five years Mr. Robertson has been a private investor. Mr. Robertson received a Bachelor of Science degree in Mechanical Engineering along with Masters of Science degrees in both Mechanical Engineering and Nuclear Engineering from the Massachusetts Institute of Technology in 1973. He also has received a Masters Degree in Business Administration from National University in 1979. Mr. Robertson is a member of the National Association of Corporate Directors.
Required Vote; Recommendation of the Board
     Directors are elected by a plurality of the votes cast by the holders of the Common Stock in a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstentions or otherwise) have no impact in the election of directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The election of directors will be accomplished by determining the nominees receiving the highest total votes for the open board of directors positions. You may vote “FOR” all of the nominees or you may withhold authority to vote for a particular nominee or nominees or for all nominees. Unless you properly mark your proxy to withhold your vote for a particular nominee or nominees or for all nominees, your proxy will be voted FOR each of the director nominees named in this Proxy Statement. The Board unanimously recommends that Basic Earth’s stockholders vote FOR the election of Ray Singleton, Richard K. Rodgers and Monroe W. Robertson.

PROPOSAL NO. 8 — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) served as our independent registered public accounting firm for the fiscal year ended March 31, 2009. The Audit Committee of the Board has appointed EKS&H as Basic Earth’s independent registered accounting firm for the year ending March 31, 2010, to audit Basic Earth’s financial statements for that year. Stockholder ratification of the appointment of EKS&H as our independent registered accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of EKS&H to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain EKS&H. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Basic Earth and our stockholders.
     We expect that a representative of EKS&H will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.
Change in Independent Registered Public Accounting Firm
     On July 11, 2008, our Audit Committee discussed considering a potential change of Basic Earth’s independent accountants and directed management to undertake a request for proposal (“RFP”) from independent registered public accountants to serve as Basic Earth’s independent registered accounting firm for the fiscal year ended March 31, 2009. This RFP process was initiated by Basic Earth on July 14, 2008. Several public accounting firms, including Hein & Associates LLP (“Hein”), who was then serving as our independent registered public accounting firm, were asked to submit proposals. On July 15, 2008, Hein verbally notified the Audit Committee of the Board that Hein would decline to stand for re-election as independent accountants. On July 18, 2008, Hein confirmed to Basic Earth that the client-auditor relationship between it and Basic Earth had ceased. The resignation of Hein & Associates LLP was disclosed in our Current Report on Form 8-K, filed with the SEC on July 21, 2008.
     The reports of Hein on Basic Earth’s consolidated financial statements for the fiscal years ended March 31, 2007, and March 31, 2008, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended March 31, 2007, and March 31, 2008, and any subsequent interim period through July 18, 2008, the date of Hein’s resignation, there were no disagreements between Basic Earth and Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
Auditor Fees
     The following presents fees for professional audit services rendered by Hein for the fiscal year ended March 31, 2008, and by EKS&H for the fiscal year ended March 31, 2009, for the audit or review of Basic Earth’s financial statements, and fees billed for other services rendered by those firms, during those periods.
     The following table discloses the fees that Basic Earth was billed for professional services rendered by its independent public accounting firm in each of the last two fiscal years.

	Years Ended
	March 31,
	2009	2008
Audit Fees (1)	$92,000	$70,000
Audit-Related Fees (2)	4,000	—
Tax Fees (3)	—	11,500
All Other Fees (4)	—	—

Total	$96,000	$81,500

(1)	Audit fees are for the audit of Basic Earth’s annual consolidated financial statements and the review of Basic Earth’s quarterly financial statements for the fiscal years ended March 31, 2008 and 2009, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings and engagements for those fiscal years.

(2)	Basic Earth did not incur any audit-related fees for the fiscal year ended March 31, 2008. For the fiscal year ended March 31, 2009, Basic Earth paid EKS&H $4,000 for audit-related services, including services related to financial accounting and reporting matters.

(3)	Basic Earth did not incur any tax-related fees for the fiscal year ended March 31, 2009. For the fiscal year ended March 31, 2008, Basic Earth paid Hein $11,500 for tax-related services, including fees billed for tax compliance, tax advice and preparation of Basic Earth’s federal tax return.

(4)	Basic Earth incurred no other fees during the fiscal years ended March 31, 2008, and March 31, 2009, for products and services rendered by Basic Earth’s principal accountants.
Pre-Approval Policy and Procedures
     The Audit Committee has adopted informal policies and procedures relating to the pre-approval of all engagement letters and audit and non-audit services that are to be performed by Basic Earth’s registered public accounting firm. This policy generally provides that Basic Earth will not engage its registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee, subject to any exception under Section 10A of the Exchange Act and any rules promulgated thereunder. All fees paid to EKS&H in the fiscal year ended March 31, 2009, were pre-approved by the Audit Committee.
Report of the Audit Committee
     In the performance of its oversight function, the Audit Committee reviewed and discussed Basic Earth’s audited financial statements as of and for the year ended March 31, 2009, with management and its independent public accountants, EKS&H. Management and EKS&H represented to the Audit Committee that Basic Earth’s audited financial statements as of and for the year ended March 31, 2009, were prepared in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee also discussed with EKS&H the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants. SAS No. 61 sets forth requirements pertaining to the independent auditor’s communications with the Audit Committee regarding the conduct of the audit.
     The Audit Committee received the written disclosures and the letter from EKS&H required by Independence Standards Board (“ISB”) Standard No. 1, Independence Discussions with Audit Committees, as amended. ISB Standard No. 1 requires the independent auditor to disclose in writing to the Audit Committee all relationships between the auditor and Basic Earth that, in the auditor’s judgment, reasonably may be thought to bear on independence and to discuss the auditor’s independence with the Audit Committee. The Audit Committee discussed with EKS&H its independence and considered in advance whether the provision of any non-audit services by EKS&H is compatible with maintaining its independence.
     Based on the reviews and discussions of the Audit Committee described above, and in reliance on the unqualified opinion of EKS&H dated June 17, 2009, regarding Basic Earth’s audited financial statements as of and for the year ended March 31, 2009, and unqualified opinion of Hein dated July 11, 2008, regarding Basic Earth’s audited financial statements as of and for the year ended March 31, 2008, the Audit Committee recommended to the

Board, and the Board approved, that such financial statements be included in Basic Earth’s Annual Report on Form 10-K for the year ended March 31, 2009, to be filed with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board
Monroe W. Robertson, Chairman
Richard K. Rodgers
Required Vote; Recommendation of the Board
     Approval of the ratification of the appointment of EKS&H as Basic Earth’s independent registered public accounting firm requires the affirmative vote of a majority of shares of the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of a vote against the proposal.
     Our Board recommends that you vote FOR Proposal No. 8 to ratify the appointment of EKS&H as Basic Earth’s independent registered public accounting firm.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
Composition of the Board
     Although Basic Earth is not presently listed on a national securities exchange, in determining whether or not a director or nominee for director is independent, in accordance with SEC regulations, Basic Earth uses the applicable definition of independence utilized by NYSE Amex LLC (formerly known as the American Stock Exchange). The NYSE Amex listing standards define an “independent director” as a non-employee director who is affirmatively determined by the Board not to have a material relationship with the listed company that would interfere with the exercise of independent judgment.
     The NYSE Amex listing standards require that a majority of the members of the board of directors of each listed company are independent directors, subject to certain limited exceptions. The Board has determined that two of its three directors are independent directors. Each of Messrs. Rodgers and Robertson is an independent director. In making these determinations, the Board reviewed and discussed information provided by the directors and by Basic Earth with regard to each director’s business and personal activities as they may relate to Basic Earth and its management. Ray Singleton, President and Chief Executive Officer of Basic Earth, is not an independent director. Mr. Singleton is not a member of any committee of the Board.
     The Board believes that the current size and composition of the Board serves Basic Earth and its stockholders well. The Board believes that all of its directors, including its non-independent director, make a valuable contribution to the Board and Basic Earth. As indicated above, a majority of Basic Earth’s directors are independent. The non-independent director possesses extensive knowledge of Basic Earth’s business and has relevant business experience, both of which have proven to be beneficial to the other directors. Members of the Board are also sensitive to conflicts of interest and, when appropriate and in the best interests of Basic Earth’s stockholders, will excuse themselves from deliberations and voting on issues in which they have a material interest.
Meetings and Committees of the Board
     Board of Directors. During our most recent fiscal year ended March 31, 2009, the Board held seven meetings. Each director attended at least 75% of the total number of board meetings and at least 75% of the total number of meetings held by all committees of the Board on which he served.
     Audit Committee. Richard Rodgers and Monroe Robertson comprise the Audit Committee. Mr. Robertson serves as the Audit Committee’s chairman. The Audit Committee held eight meetings in our most recent fiscal year ended March 31, 2009. Each member of the Audit Committee meets the independence and experience requirements of the NYSE Amex. The Audit Committee engages Basic Earth’s independent certified public accountants to audit the annual financial statements, discusses with the auditors and approves in advance the scope of the audit, reviews with the independent auditors their independence, the financial statements and their audit report, reviews management’s administration of the system of internal accounting controls, and reviews Basic Earth’s procedures relating to business ethics. The Audit Committee charter is available on our website at www.basicearth.net, under the heading “Investor Relations/Compliance.”
     The Board has determined that Mr. Robertson, one of our independent directors, qualifies as the Audit Committee’s “financial expert,” as defined in the rules promulgated by the SEC and by the NYSE Amex.
     Nominating Committee. The Nominating Committee is comprised of Messrs. Rodgers and Robertson. The Nominating Committee currently has no chairman. Each member of the Nominating Committee meets the independence requirements of the NYSE Amex. The Nominating Committee held one meeting in our most recent fiscal year ended March 31, 2009. The Nominating Committee is appointed by the Board to identify individuals qualified to become members of the Board, to recommend to the Board proposed nominees for membership, and to recommend directors to serve on each standing committee. The Nominating Committee charter is available on our website, www.basicearth.net, under the heading “Investor Relations/Compliance.”

     Compensation Committee. The Compensation Committee is comprised of Messrs. Rodgers and Robertson. Mr. Rodgers serves as the Compensation Committee’s chairman. Each member of the Compensation Committee meets the independence requirements of the NYSE Amex. The Compensation Committee held one meeting in our most recent fiscal year ended March 31, 2009. The responsibilities of the Compensation Committee are three-fold: first, establishing and administering the general compensation policies of Basic Earth; second, setting the specific compensation for Basic Earth’s chief executive officer and other executive officers; and third, recommending to the Board the independent director compensation. The Compensation Committee charter is available on our website, www.basicearth.net, under the heading “Investor Relations/Compliance.”
Director Nomination
     The Board has adopted a series of minimum qualifications and specific qualities and skills for Basic Earth’s directors, which will serve as the basis upon which potential director candidates are evaluated by the Nominating Committee. A nominee for director should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to Basic Earth. The Nominating Committee will evaluate the independence of directors and potential directors, as well as his or her business experience, specialized skills and experience. Diversity of background and experience are also important factors in evaluating candidates for board membership. The Nominating Committee will also consider issues involving possible conflicts of interest of directors or potential directors. Candidates proposed by stockholders will be evaluated by the Nominating Committee in the same manner as candidates that are not proposed by stockholders.
     In accordance with our Bylaws, stockholders wishing to recommend a director candidate to serve on the Board may do so by providing advance written notice to the Nominating Committee, which identifies the candidate and includes the information described below. In accordance with the notice requirements set forth below under the heading “Stockholder Proposals,” the notice should be sent to the following address: Basic Earth Science Systems, Inc., 633 Seventeenth Street, Suite 1645, Denver, Colorado 80202. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Director Nomination Recommendation.”
     The notice shall contain the following information as to each proposed nominee:
•	The name, age, business address and residence address of the nominee.

•	The principal occupation or employment of the nominee.

•	The class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the nominee.

•	Any other information relating to the nominee that would require disclosure in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     The notice shall also contain the following information as to the stockholder giving the notice:
•	The name and record address of such stockholder.

•	The class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such stockholder.

•	All other ownership interests of such stockholder, including derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities, loans, timed purchases and other economic and voting interests.

•	A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder.

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such stockholder’s notice.

•	Any other information relating to such stockholder that would require disclosure in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     In addition to the foregoing requirements, such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Each proposed nominee will be required to complete a questionnaire, in a form to be provided by Basic Earth, to be submitted with the stockholder’s notice. Basic Earth may also require any proposed nominee to furnish such other information as may reasonably be required by Basic Earth to determine the eligibility of such proposed nominee to serve as an independent director of Basic Earth or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
Stockholder Communications
     Stockholders or other interested parties wishing to communicate with the Board or with a particular director may do so by delivering or mailing the communication in writing to: Secretary, Basic Earth Science Systems, Inc., 633 Seventeenth Street, Suite 1645, Denver, Colorado 80202. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such correspondence must identify the author as a stockholder of Basic Earth and clearly state whether the intended recipients are all members of the Board or certain specified directors.
     Concerns relating to accounting, internal controls, or auditing matters are immediately brought to the attention of Basic Earth’s Audit Committee chairman. Correspondence from stockholders relating to compensation matters are referred to the Chairman of the Compensation Committee.
Director Attendance at the Annual Meeting
     All members of the Board are encouraged, but not required, to attend the Annual Meeting. All members of the Board serving at that time attended our 2008 Annual Meeting of Stockholders held on December 8, 2008.
Code of Ethics
     We adopted a Code of Ethics (as that term is defined in Item 406 of Regulation S-K), which applies to our directors and our employees, including, without limitation, our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The text of our Code of Ethics can be found on our website, www.basicearth.net, under the heading “Investor Relations/Compliance.”
Director Compensation
     The Board adopted a new Director Compensation Plan, effective April 1, 2007, which provides for a combination of cash and equity incentive compensation to attract and retain qualified and experienced director candidates. Pursuant to the plan, each non-employee director is entitled to receive an annual cash retainer of $16,000, together with $2,000 for attending each quarterly regular meeting of the Board of Directors and each all-day special meeting of the Board of Directors and $500 for each half-day special meeting of the Board of Directors. No committee fees are payable for attendance by a director at a committee meeting held in conjunction with a regular quarterly or all-day special meeting of the Board of Directors. The chairman of each of the Audit, Compensation and Nominating Committees receives an annual cash retainer of $5,500, $4,500 and $3,500, respectively. Currently, the Nominating Committee has no chairman. In addition, non-employee directors receive $500 for attending committee meetings (which are held on an as needed basis), unless the committee meeting is held in conjunction with a quarterly regular or all-day Board meeting. We also reimburse reasonable expenses incurred by our non-employee directors associated with attending Board and committee meetings. Mr. Singleton, our employee director, does not receive compensation for his service as a member of the Board. In addition, each non-employee director receives an annual grant of restricted stock having a fair market value equal to $36,000 on the grant date, typically, April 1 of each year, based on the average closing price for the ten trading days preceding the grant date. The Board requires that each restricted stock award recipient, within three years of the date that he becomes a member of the Board, own an amount of common stock equal to one year of his average total board compensation.
     The following table sets forth information concerning the compensation of our non-employee directors during the fiscal year ended March 31, 2009.

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)	($)(1)	($)
Monroe W. Robertson	35,500 (2)	24,000	59,500
Richard K. Rodgers	34,500 (3)	24,000	58,500
David Flake (4)	—	—	—

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year in accordance with FAS 123R. Grants of shares of restricted stock vest one-third each year over three years. The number of shares included in each grant is determined based upon the average closing price for the ten trading days preceding each anniversary date of the original grant. The amounts shown do not reflect compensation actually received by our directors or the actual value that may be recognized by our directors with respect to these awards in the future, because each award is subject to forfeiture. The aggregate number of stock awards outstanding and subject to vesting at the fiscal year ended March 31, 2009, for each director was as follows: Robertson — 51,178 shares; Rodgers — 51,178; and Flake — none. In addition, each director was granted 44,889 shares of restricted stock on April 1, 2009, subject to vesting and forfeiture.

(2)	Consists of a $16,000 annual cash retainer, $14,000 for attending Board and committee meetings and $5,500 for serving as the Chairman of the Audit Committee.

(3)	Consists of a $16,000 annual cash retainer, $14,000 for attending Board and committee meetings and $4,500 for serving as the Chairman of the Compensation Committee.

(4)	Mr. Flake resigned as an executive officer of Basic Earth in February 2008 and as a director of the company in October 2008. By virtue of his status as a previous executive officer of Basic Earth, Mr. Flake was not considered “independent” and, in accordance with our Director Compensation Plan, was therefore not eligible for compensation as a director.

EXECUTIVE COMPENSATION
General
     We currently compensate our executives through a mix of base salary and cash bonus and non-equity incentive awards. In addition, we provide to our executives other benefits that we also make available generally to all salaried employees.
     Overall, our aim is to offer our executives a total compensation package that represents a compensatory level consistent with a peer group of competitive companies. Accordingly, we review the compensation that we offer against that offered by peer group companies on an annual basis. Peer group companies reviewed in setting compensation levels for the fiscal year ended March 31, 2009 include: Credo Petroleum Corporation, Delta Petroleum Corporation, Kodiak Oil and Gas Corporation, Spindletop Oil and Gas Company, Teton Energy Corporation and Texas Vanguard Oil Company.
Executive Officers
     In addition to the information provided for our chief executive officer Ray Singleton, whose background is described above under “Proposal No. 7 — Election of Directors,” certain information is provided below with respect to Basic Earth’s other executive officer, as of November 4, 2009:

Name	Age	Office Held	Year First Appointed
Ray Singleton	58	President and Chief Executive Officer, Director	1993
Joseph Young	31	Principal Accounting Officer	2008
     Joseph Young (31) joined Basic Earth effective March 31, 2008, as Basic Earth’s Principal Accounting Officer, subsequent to the resignation of David Flake. Mr. Young was engaged on a part-time, temporary basis pursuant to a consulting agreement described below. During fiscal 2009, Mr. Young also provided services to Fellows Energy, Ltd. and New Horizon Uranium Corp. and continues to provide consulting services to such entities from time to time. Mr. Young began his public accounting career in 2002 at PricewaterhouseCoopers in the Silicon Valley area, where he audited multiple public and private companies for financial reporting and Sarbanes-Oxley compliance. Since then, he has provided accounting, reporting and compliance services to a variety of businesses within the oil and gas, mining and technology sectors. Mr. Young previously served as Chief Financial Officer for JayHawk Energy, Inc. and Controller for Fellows Energy, Ltd. Mr. Young received his Bachelor of Arts degree in Accounting from the University of Utah in 2002.
Compensation Components
     This section describes the various elements of Basic Earth’s compensation program for our executive officers and includes a discussion of various matters relating to those items, including why the Compensation Committee chooses to include certain items in our compensation program.
     Base Salary. Our Compensation Committee establishes base salaries for our executives based on the scope of their responsibilities and takes into account competitive market compensation paid by companies in our identified peer group for similar positions. Generally, the Compensation Committee believes that executive base salaries should be benchmarked against salaries for executives in similar positions with similar responsibilities at comparable companies in order to attract, retain and equitably reward our executives. Based on information gathered, the Compensation Committee believed that during the fiscal years ended March 31, 2009 and 2008, the Chief Executive Officer was compensated below the level of the chief executive officers at comparable companies. The Compensation Committee reviews base salaries annually and adjusts base salaries from time to time after considering the salaries of executives at comparable companies and taking into account individual responsibilities, performance and experience. Effective October 1, 2008, the Compensation Committee increased the annual base salary over the previous year’s level for our Chief Executive Officer from $165,000 to $200,000. This increase was based on individual performance, Basic Earth’s performance and was intended to bring his salary more, although not completely, in line with Basic Earth’s identified peer group. Effective October 1, 2009, the Compensation Committee increased the Chief Executive Officer’s annual salary from $200,000 to $220,000 to bring it in line with the salaries paid to the chief executive officers at our peer companies.
     Cash Bonus and Non-Equity Incentive Awards. The Compensation Committee utilizes cash bonus awards to incentivize our executives and align their compensation with corporate objectives and individual performance and contribution. Our Compensation Committee determines the bonus level for our Chief Executive Officer, and, after consideration of the Chief Executive Officer’s recommendations, for each officer other than the Chief Executive Officer. We do not have a formal or informal policy regarding adjustment or recovery of incentive bonus payments if the relevant performance goals or measures upon which they are based are restated or otherwise adjusted so that the incentive bonus is reduced.
     During the fiscal year ended March 31, 2009, our Chief Executive Officer earned a non-equity incentive award of $130,520 pursuant to the Performance Bonus Plan (described below), a holiday cash bonus of $7,692 and $9,563 pursuant to the basic Earth Oil and Gas Incentive Compensation Plan (described below). Our principal accounting officer received a bonus of $5,000 for achieving certain performance goals as set forth in his consulting agreement.
     Equity-Based Compensation. We do not currently use equity-based incentive compensation as an active part of our executive compensation strategy. Specifically, we do not currently have an equity-based awards plan in effect pursuant to which our Chief Executive Officer or any other executive officer receives any equity-based options or grants, and as of March 31, 2009, there were no outstanding equity option awards held by our executive officers or by any of our directors pursuant to our expired equity-based awards plans.
     While the Compensation Committee seeks to encourage the long-term performance of our Chief Executive Officer through the use of meaningful incentive-based compensation, it believes this incentive is best addressed at present through the Performance Bonus Plan described below. This view is based, in part, on the large equity stake that the Chief Executive Officer holds in the company, 87% of which was accumulated not through grants of equity compensation but by way of purchases at market prices. As part of our long-term incentive compensation efforts, we may in the future implement a new stock option incentive plan or other equity-based award plan for executive officers, which would utilize equity awards in recognition of individual achievements and contributions to corporate performance or in circumstances where we face a critical retention need.
     Other Compensation Considerations. Companies of our size in the oil and gas industry face a number of risks, including the risk of being acquired in the future. We believe that entering into change of control and severance arrangements with certain of our executives may help us attract and retain the best possible executive talent. While our executive officers are not presently entitled to receive payments in the event of certain change of control or termination events, we may choose to establish such payment arrangements in the future. Please see “Potential Payments Upon Termination or Change of Control” below.

Summary Compensation Table
     The following table sets forth the compensation of the principal executive officer and principal accounting officer for the years ended March 31, 2008, and March 31, 2009. No other executive officer of Basic Earth received total compensation in excess of $100,000 during that period. In accordance with the rules of the SEC, the compensation described in this table does not include (i) medical, group life insurance or other benefits received by any of the named executive officers that are available generally to all of our salaried employees or (ii) perquisites and other personal benefits received by the named executive officers that in the aggregate do not exceed $10,000.

					Non-Equity
	Fiscal				Incentive Plan	All Other
	Year	Salary	Bonus		Compensation	Compensation	Total
Name and Principal Position	Ended	($)	($)		($)(1)	($)(2)	($)
Ray Singleton	2009	183,574 (3)	7,692	(4)	140,083	6,073	337,422
President and Chief Executive Officer	2008	134,250	6,346	(4)	27,014	6,176	173,786

Joseph Young(5)	2009	110,169	5,000	(5)	—	—	115,169
Principal Accounting Officer	2008	—	—		—	—	—

(1)	Includes $22,961 and $130,520 earned for the fiscal year ended March 31, 2008, and fiscal year ended March 31, 2009, respectively, under the Performance Bonus Plan (described below). Amount also includes $9,563 accrued but not yet paid for the fiscal year ended March 31, 2009, and $4,053 paid for the fiscal year ended March 31, 2008, in each case pursuant to the terms and conditions of Basic Earth’s Oil and Gas Incentive Compensation Plan (described below).

(2)	Amounts include (i) matching funds contributed by Basic Earth to Mr. Singleton’s 401(k) plan account of $5,826 and $5,204 for fiscal 2009 and 2008, respectively, and (ii) $247 and $850 for premiums paid by Basic Earth on a life insurance policy for Mr. Singleton during fiscal 2009 and 2008, respectively, as Mr. Singleton designates the beneficiary of this life insurance policy.

(3)	Effective October 1, 2008, the Compensation Committee increased Mr. Singleton’s annual salary from $165,000 to $200,000.

(4)	Includes holiday cash bonus payments for the periods indicated.

(5)	Mr. Young was engaged on a part-time, temporary basis pursuant to a consulting agreement dated effective March 31, 2008. Mr. Young did not begin receiving payments under such consulting agreement until April 2008. Pursuant to the terms of his consulting agreement (described below), Mr. Young received a bonus of $5,000 in exchange for his services, which bonus was paid on July 18, 2008.
Young Consulting Agreement
     Mr. Young was engaged by Basic Earth as a consultant to replace David Flake, the former Chief Financial Officer of the company. In accordance with Mr. Young’s written agreement with Basic Earth, Mr. Young was contracted to serve as Basic Earth’s Principal Accounting Officer on a temporary and part-time basis. Mr. Young’s initial role was to prepare and file Basic Earth’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008, and address such other issues as may evolve. Upon expiration of the term of the agreement on July 11, 2008, Basic Earth and Mr. Young orally agreed to extend his consulting agreement for an indefinite term and expand his involvement in the Company to include assistance with the change of our independent registered public accounting firm, the filing of our Quarterly Reports on Form 10-Q, SOX implementation and compliance, and the conversion of our accounting system to a new platform. In accordance with the original consulting agreement, Mr. Young is compensated on an hourly basis at the rate of $60.00 per hour and does not receive any employee benefits.
Performance Bonus Plan
     The Performance Bonus Plan provides for a potential cash bonus for our Chief Executive Officer each fiscal year equal to 100% of our Chief Executive Officer’s annual salary. The bonus is determined based on four criteria, each contributing up to a maximum of 25% of our Chief Executive Officer’s bonus. The four criteria are (i) increase in annual production; (ii) increase in reserves; (iii) return on investment; and (d) performance of Basic

Earth’s stock price relative to the stock prices of our peer companies. The percentage awards from each criterion are added to determine the total percentage of the award. Each of these criteria is discussed below.
     Annual Production Bonus Award Percentage. The Compensation Committee believes that increasing production is a critical measure of the Basic Earth’s performance, and, therefore, the Chief Executive Officer’s performance. For purposes of the Performance Bonus Plan, the annual increase in production is determined by dividing the annual production in barrels of oil equivalent (BOE) for the most recent fiscal year by the annual production in BOE for the prior fiscal year and then subtracting 100%. For fiscal 2008, for each percentage increase in annual production, the bonus award was 1% of the Chief Executive Officer’s salary, subject to a maximum percentage award of 25%. The Compensation Committee reevaluated this metric and, for fiscal years ended March 31, 2009, and thereafter, increased this percentage to 2% of the Chief Executive Officer’s salary for each percentage increase in annual production, subject to a maximum percentage award of 25%. For the fiscal year ended March 31, 2009, Mr. Singleton was awarded the full 25% of the annual production bonus award percentage for increasing production by 13.4%.
     Reserves Bonus Award Percentage. The Compensation Committee believes that increasing Basic Earth’s reserve base is critical to Basic Earth’s future growth. Furthermore, the Compensation Committee believes that it is critical to not only replace those reserves that have been depleted, but to grow reserves year-over-year despite normal depletion. The Compensation Committee is aware that commodity prices have an influence on reserves that are beyond the control of the Chief Executive Officer. The Compensation Committee believes this limitation is acceptable, because in those years when commodity prices are up and have a positive effect on bonus determination, Basic Earth is more likely to have the funds to pay bonuses, and in years that commodity prices are down and have a negative effect on bonus determination, Basic Earth is less likely to have the funds to pay bonuses. For fiscal 2008, for each percentage increase in reserves, the bonus award was 1% of the Chief Executive Officer’s salary, subject to a maximum percentage award of 25%. The Compensation Committee reevaluated this metric and, for fiscal years ended March 31, 2009, and thereafter, increased this percentage to 2% of the Chief Executive Officer’s salary for each percentage increase in reserves, subject to a maximum percentage award of 25%. For the fiscal year ended March 31, 2009, there was no award related to the reserves criterion.
     Return on Investment Bonus Award Percentage. The Compensation Committee believes that it is important to balance the Chief Executive Officer’s incentive to increase production and reserves with a metric that rewards the effectiveness of those increases. This Return on Investment (“ROI”) metric is intended to evaluate capital expenditures in a given year (or multiple years in the case of multi-year projects or those projects that overlap a year end) versus the anticipated cash flow, if any, that those projects, on an aggregate basis, are expected to generate in the future. For fiscal 2008, for each percentage increase in return on investment in excess of 8% (Basic Earth’s approximate cost of funds), the bonus award was 1% of the Chief Executive Officer’s salary, subject to a maximum percentage award of 25%. The Compensation Committee reevaluated this metric and, for fiscal years ended March 31, 2009, and thereafter, increased this percentage to 2% of the Chief Executive Officer’s salary for each percentage increase in return on investment in excess of 8%, subject to a maximum percentage award of 25%. For the fiscal year ended March 31, 2009, Mr. Singleton was awarded 15.26% of the 25% of the return on investment bonus award percentage for generating a return on investment of 15.63% on the Company’s capital expenditures.
     Stock Price Bonus Award Percentage. The Compensation Committee believes that, in addition to production, reserves and ROI, the Chief Executive Officer should focus on the fundamentals of the business, net income and EBITDA. Furthermore, the Compensation Committee believes that the market will reward solid, consistent growth in these areas. For this reason, the Compensation Committee has chosen stock price as the metric most suitable for rewarding consistent improvement in the fundamentals of the business. The Compensation Committee is aware that market and other forces can have a positive or negative influence on stock price and that incentivizing stock price growth could cause management to take unjustified risk or artificially influence stock prices. The Compensation Committee has determined, however, that by balancing this metric against the other three, by limiting this award component to 25% and by creating the need to follow this year’s performance with a similar performance next year, the incentive to take unnecessary risk and the incentive to use superficial and artificial means to promote stock price will not be justified.

     The percentage increase or decrease in Basic Earth’s stock price is evaluated relative to Basic Earth’s peers on a quartile basis. Peer companies will be selected by the Compensation Committee based on a number of factors, including but not limited to, market capitalization, stock exchange, similarity of business model (i.e. producer or operator), availability of compensation data, location of producing assets, number of employees, location of headquarters and director/officer ownership. The peer companies used for purposes of the Performance Bonus Plan are the same peer companies used by the Compensation Committee to evaluate the salary and other compensation of our chief executive officer and other executive officers. The Compensation Committee determines the group of peer companies by October 15th of the year being evaluated. The average closing price per share for the ten trading days preceding the April 1st following the end of the fiscal year (beginning of new fiscal year) will be divided by the average closing price per share for the ten trading days preceding the April 1st of the fiscal year to be evaluated. The share price will be adjusted for any stock split or other recapitalization. One hundred percent (100%) will be subtracted from this number to determine the percentage increase or percentage decrease in Basic Earth’s stock price. A similar computation will be made for peer companies. Basic Earth’s stock performance shall be ranked relative to its peers. The share price bonus award percentage is based on quartile standing and provides a bonus award as follows:

Company Standing	Calculation	Bonus Award
First Quartile	100.0% of 25%	25.000%
Second Average Quartile	62.5% of 25%	15.625%
Third Average Quartile	37.5% of 25%	9.375%
Fourth Quartile	0.0% of 25%	—
     For the fiscal year ended March 31, 2009, Mr. Singleton was awarded the maximum 25% of the stock price bonus award percentage, as Basic Earth’s common stock performance ranked in the highest quartile relative to the peer companies. This award percentage, together with the 25% annual production bonus award percentage and the 15.26% return on investment bonus award percentage, resulted in a total bonus award percentage of 65.26% of Mr. Singleton’s salary as of March 31, 2009 (i.e. $200,000), or an award of $130,520 for fiscal 2009.
Oil and Gas Incentive Compensation Plan
     Basic Earth’s Oil and Gas Incentive Compensation Plan (the “O&G Plan”) became effective on April 1, 1980, and was amended in December 1982. No properties have been added to the O&G Plan since 1988, however, the O&G Plan continues to make profit sharing distributions pursuant to awards made prior to that date. Mr. Singleton is the only current employee receiving distributions from the O&G Plan, and he earned $9,563 for the fiscal year ended March 31, 2009, pursuant to the O&G Plan. The O&G Plan is a revenue sharing plan that historically provided awards to key employees of Basic Earth in the form of properties added to the plan that provide distributions to participants depending on that participant’s level of vesting and other factors. Previous awards in the O&G Plan vested over a period ranging from four to eleven years. Mr. Singleton is 100 percent vested in his previous awards under the O&G Plan. Basic Earth can sell or otherwise transfer its interest in properties designated for the O&G Plan. If Basic Earth sells a property in the O&G Plan, the participants shall receive their respective percentages of the sales price. At this time, the Compensation Committee does not intend to utilize the O&G Plan to make additional awards.
401(k) Plan
     In October 1997, we implemented a savings plan that allows participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. Employees are required to be employed by Basic Earth or any subsidiary of Basic Earth for one year before they become eligible to participate in the 401(k) Plan. Basic Earth matches 100% of the employee’s contribution to the 401(k) Plan up to 3% of the employee’s salary. Contributions are vested when made. Contributions to the 401(k) Plan on behalf of Mr. Singleton are also included in the All Other Compensation column in the Summary Compensation Table above.

Potential Payments upon Termination or Change in Control
     We have no contract with any officer that would give rise to any cash or non-cash compensation resulting from the resignation, retirement or any other termination of such officer’s employment with Basic Earth or from a change in control of Basic Earth or a change in any officer’s responsibilities following a change in control. Currently, all of our executive officers serve at the pleasure of the Board.

STOCK OWNERSHIP INFORMATION
     Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them. The percentage of beneficial ownership for the table below is based on 17,704,095 shares of Common Stock outstanding as of October 23, 2009 (the Record Date).
     Based solely upon a review of ownership filings made with the SEC, we are not aware of any beneficial owners of more than 5% of our Common Stock as of October 23, 2009, except for Mr. Ray Singleton, our President and Chief Executive Officer and one of our directors. Mr. Singleton is included in the table below.
Security Ownership of Directors and Management
     The following table contains information about the beneficial ownership of the Common Stock as of October 23, 2009, by:
•	each of our directors, including the Board’s nominees for re-election;

•	each executive officer named in the Summary Compensation Table; and

•	all directors and current executive officers as a group.

	Amount and Nature
	of Beneficial	Percent of
Name of Beneficial Owner (1)	Ownership	Class (%) (2)
Ray Singleton	4,505,912	25.5
Joseph Young	—	—
Richard K. Rodgers	103,638 (3)	*
Monroe W. Robertson	109,538 (3)	*
Total for all officers and directors (four individuals)	4,719,088	26.7

*	The percentage of Common Stock beneficially owned is less than 1%.

(1)	The address of each of these persons is c/o Basic Earth Science Systems, Inc., 633 Seventeenth Street, Suite 1645, Denver, Colorado 80202.

(2)	Based on 17,704,095 shares outstanding at October 23, 2009.

(3)	Each director was given a restricted stock grant of 22,713 shares on April 1, 2007, 36,036 shares on April 1, 2008, and 44,889 shares on April 1, 2009. All of these shares were granted subject to restrictions on the sale of such shares, which lapse in equal annual installments over a three-year period. Each of Messrs. Rodgers and Robertson were issued their shares on June 19, 2009 (subject to vesting and forfeiture), and each has the power to vote those shares.
Compliance with Section 16(a) of the Securities Exchange Act
     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to Basic Earth pursuant to Section 16a-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no person who at any time during the fiscal year ended March 31, 2009, was a director, officer, or beneficial owner of more than ten percent of any class of equity securities of Basic Earth failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except in the case of Joseph Young (one Form 3), Richard K. Rodgers (two Forms 4, two transactions) and Monroe W. Robertson (two Forms 4, two transactions).
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     There are no related party transactions requiring disclosure in this Proxy Statement.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING
     Basic Earth will review stockholder proposals intended to be included in Basic Earth’s proxy materials for the 2010 Annual Meeting of Stockholders that are received by Basic Earth at its principal executive offices no later than July 13, 2010. Such proposals must be submitted in writing and should be sent to the attention of the Secretary of Basic Earth. Basic Earth will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.
     In addition, under the terms of Basic Earth’s Bylaws, a stockholder who intends to present an item of business at the 2010 Annual Meeting of Stockholders (other than a proposal submitted for inclusion in Basic Earth’s proxy materials) must provide notice of such business to Basic Earth not less than 90 nor more than 120 days prior to the date of the 2010 Annual Meeting (assuming that the 2010 Annual Meeting is within 30 days of the anniversary date of the 2009 Annual Meeting). Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than August 17, 2010, and no later than September 16, 2010. Such notice shall be sent to Secretary, Basic Earth Science Systems, Inc., 633 Seventeenth Street, Suite 1645, Denver, Colorado 80202.
ADDITIONAL STOCKHOLDER INFORMATION
Annual Report
     Basic Earth’s Annual Report is being mailed to all stockholders, together with this Proxy Statement and related materials. The Annual Report is not part of the proxy solicitation materials for the Annual Meeting. In addition, a stockholder of record may obtain a copy of Basic Earth’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, without cost, upon written request sent to Investor Relations, Basic Earth Science Systems, Inc., 633 Seventeenth Street, Suite 1645, Denver, Colorado 80202. Basic Earth’s 2009 Annual Report on Form 10-K may also be accessed at SEC’s website at www.sec.gov.
Other Business
     As of the date of this Proxy Statement, the Board is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon at the discretion of the persons acting thereunder.

APPENDIX A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION (PROPOSAL NO. 1)
     The undersigned, acting on behalf of Basic Earth Science Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify as follows:
     The name of the Company is Basic Earth Science Systems, Inc. The Certificate of Incorporation of the Company was originally filed with the Secretary of State of the State of Delaware on July 7, 1969, and was amended on August 14, 1969, January 28, 1971, August 23, 1972, January 22, 1973, May 12, 1981, November 20, 1986, and July 1, 1996.
     This Amended and Restated Certificate of Incorporation of the Company as set forth below was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).
     The Certificate of Incorporation of the Company is hereby amended and restated to read in its entirety as follows:
ARTICLE 1
NAME
     The name of the Company is Basic Earth Science Systems, Inc.
ARTICLE 2
REGISTERED AGENT
     The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Trust Company.
ARTICLE 3
PURPOSE
     The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.
ARTICLE 4
CAPITAL STOCK
     4.1 Common Stock.
          (a) The total number of shares of common stock, par value $.001 per share, that the Company is authorized to issue is 32,000,000.
          (b) Each holder of common stock shall be entitled to one vote for each share of common stock held on all matters as to which holders of common stock shall be entitled to vote. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of all classes of stock at the time outstanding having prior rights, and any series of preferred stock which may from time to time come into existence, and except as may be otherwise provided by the laws of the State of Delaware, the holders of common stock shall have exclusively all other rights of stockholders of the Company, including, but not limited to, (i) the right to receive dividends when, as and if declared by the Board of Directors out of assets lawfully available therefor and (ii) in the event of any distribution of assets upon the dissolution and liquidation of the Company, the right to receive ratably and equally all of the assets of the Company remaining after the payment to the holders of preferred stock of the specific amounts, if any, which they are entitled to receive as may be provided herein or pursuant hereto.

     4.2 Preferred Stock.
          (a) The total number of shares of preferred stock, par value $.001 per share, that the Company is authorized to issue is 3,000,000.
          (b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, including but not limited to the following:
          (1) The designation of the series and the number of shares to constitute the series.
          (2) The dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative.
          (3) Whether the shares of the series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.
          (4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series.
          (5) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.
          (6) The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise.
          (7) The restrictions, if any, on the issue or reissue of any additional preferred stock.
          (8) The rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the corporation.
ARTICLE 5
DIRECTORS
     5.1 Authority, Number and Election of Directors. The affairs of the Company shall be conducted by the Board of Directors. The number of directors of the Company shall be fixed from time to time in the manner provided in the bylaws of the Company and may be increased or decreased from time to time in the manner provided in the bylaws; provided, however, that, except as otherwise provided in this Article 5, the number of directors shall not be less than three (3) or more than nine (9). Election of directors need not be by written ballot except and to the extent provided in the bylaws.
     In the event the holders of any class or series of preferred stock shall be entitled, by a separate class vote, to elect directors as may be specified pursuant to Article 4, then the provisions of such class or series of stock with respect to their rights shall apply. The number of directors that may be elected by the holders of any such class or series of preferred stock shall be in addition to the number fixed pursuant to the preceding paragraph of this Article 5.

     5.2 Quorum. A quorum of the Board of Directors for the transaction of business shall not consist of less than a majority of the total number of directors, except as otherwise may be provided in this Certificate of Incorporation or in the bylaws with respect to filling vacancies.
ARTICLE 6
BYLAWS
     Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind any or all of the bylaws of the Company.
ARTICLE 7
LIABILITY OF DIRECTORS
     7.1 General. The Company shall, as authorized by Section 102(7) of the DGCL, limit to a maximum of Ten Thousand Dollars ($10,000.00) the personal liability of a director to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director of the Company, provided that such provision shall not limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
     7.2 Amendment. No amendment, modification or repeal of this Article 7, nor the adoption of any provision of the Company’s Amended and Restated Certificate of Incorporation inconsistent with this Article 7, shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.
ARTICLE 8
INDEMNIFICATION
     8.1 General. The Company shall indemnify to the fullest extent permitted by and in the manner permissible under the DGCL, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), any person made, or threatened to be made, a party to any threatened, pending or completed action, suit, or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person (a) is or was a director or officer of the Company or any predecessor of the Company or (b) served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, employee or agent at the request of the Company or any predecessor of the Company; provided, however, that except for a suit by a person against the Company to recover indemnified amounts, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized in advance by the Board of Directors.
     8.2 Nonexclusivity. The right to indemnification in this Article 8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article 8 shall in any way diminish or adversely affect the rights of any present or former director or officer of the Company or any predecessor thereof hereunder in respect of any occurrence or matter arising prior to any such repeal or modification. “Disinterested Director” means a director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by the claimant and otherwise has no material interest in the matter as determined by the Board.
     8.3 Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     8.4 Indemnification of Other Persons. The Company may grant rights to indemnification to any present or former employee or agent of the Company or any predecessor of the Company to the fullest extent of the provisions of this Article 8 with respect to the indemnification of directors and officers of the Company.
ARTICLE 9
AMENDMENTS
     The Company reserves the right to alter, amend, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.
     IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has executed this Amended and Restated Certificate of Incorporation the ___ day of                     , 2009.

BASIC EARTH SCIENCE SYSTEMS, INC.
By:
Ray Singleton
President and Chief Executive Officer

APPENDIX B
AMENDMENT TO CHANGE THE COMPANY NAME
TO EARTHSTONE ENERGY, INC. (PROPOSAL NO. 2)
     Proposal No. 1 concerns certain changes to Basic Earth’s Certificate of Incorporation that, generally speaking, have the effect of updating, consolidating and clarifying the Certificate of Incorporation, in most cases by conforming certain provisions of the Certificate of Incorporation to the current version of Delaware Law and our Bylaws. If approved and adopted, Proposal No. 1 will also involve renumbering our existing Certificate of Incorporation and employing new paragraph headings and defined terms in respect of the same. For this reason, two amendments to our Certificate of Incorporation are set forth below. The first amendment reflects changes that will be made to the Amended and Restated Certificate of Incorporation in order to implement Proposal No. 2, which changes are applicable only if Proposal No. 1 is approved. The second set of changes reflects those that would be made to our existing Certificate of Incorporation in order to implement Proposal No. 2 if Proposal No. 1 is not approved.
     If Proposal Nos. 1 and 2 are approved, Article 1 of the Amended and Restated Certificate of Incorporation will be replaced in its entirety with the following:
“ARTICLE 1
NAME
          The name of the Company is Earthstone Energy, Inc.”
     If Proposal No. 1 is not approved but Proposal No. 2 is approved, Article “FIRST” of the existing Certificate of Incorporation will be replaced in its entirety with the following:
“FIRST
          The name of the corporation is Earthstone Energy, Inc.”

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APPENDIX C
AMENDMENT FOR CLASSIFIED BOARD OF DIRECTORS
AND FILLING OF VACANCIES (PROPOSAL NO. 3)
     Proposal No. 1 concerns certain changes to Basic Earth’s Certificate of Incorporation that, generally speaking, have the effect of updating, consolidating and clarifying the Certificate of Incorporation, in most cases by conforming certain provisions of the Certificate of Incorporation to the current version of Delaware Law and our Bylaws. If approved and adopted, Proposal No. 1 will also involve renumbering our existing Certificate of Incorporation and employing new paragraph headings and defined terms in respect of the same. For this reason, two sets of amendments to our Certificate of Incorporation are set forth below. The first set of amendments reflects changes that will be made to the Amended and Restated Certificate of Incorporation in order to implement Proposal No. 3, which changes are applicable only if Proposal No. 1 is approved. The second set of changes reflects those that would be made to our existing Certificate of Incorporation in order to implement Proposal No. 3 if Proposal No. 1 is not approved.
     If Proposal Nos. 1 and 3 are approved, Article 5 of the Amended and Restated Certificate of Incorporation will be replaced in its entirety with the following:
“ARTICLE 5
DIRECTORS
     5.1 Authority, Number and Election of Directors. The affairs of the Company shall be conducted by the Board of Directors. The number of directors of the Company shall be fixed from time to time in the manner provided in the bylaws of the Company and may be increased or decreased from time to time in the manner provided in the bylaws; provided, however, that, except as otherwise provided in this Article 5, the number of directors shall not be less than three (3) or more than nine (9). Election of directors need not be by written ballot except and to the extent provided in the bylaws. Commencing with the election of directors at the 2009 Annual Meeting of Stockholders, the directors shall be divided into three classes designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the number of directors constituting the entire Board of Directors. Initial class assignments shall be determined by the Board of Directors. At each annual meeting of stockholders, successors to the directors whose terms expired at that annual meeting shall be elected for a three-year term except that, initially, the director elected to Class I will be subject to election for a three-year term at the Annual Meeting of Stockholders in 2010; the director elected to Class II will be subject to election for a three-year term at the Annual Meeting of Stockholders in 2011; and the director elected to Class III will be subject to election for a three-year term at the Annual Meeting of Stockholders in 2012. If the number of directors changes, any increase or decrease shall be apportioned among the classes such that the number of directors in each class shall remain as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office.
     In the event the holders of any class or series of preferred stock shall be entitled, by a separate class vote, to elect directors as may be specified pursuant to Article 4, then the provisions of such class or series of stock with respect to their rights shall apply. The number of directors that may be elected by the holders of any such class or series of preferred stock shall be in addition to the number fixed pursuant to the preceding paragraph of this Article 5.
     5.2 Quorum. A quorum of the Board of Directors for the transaction of business shall not consist of less than a majority of the total number of directors, except as otherwise may be provided in this Certificate of Incorporation or in the bylaws with respect to filling vacancies.
     5.3 Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, or by a sole remaining director, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the new directorship which was created or in which the vacancy occurred and until such director’s successor shall have been elected and qualified.”
     If Proposal No. 1 is not approved but Proposal No. 3 is approved, Article “SEVENTH” of the existing Certificate of Incorporation will be replaced in its entirety with the following:
“SEVENTH
     7.1 Authority, Number and Election of Directors. The affairs of the Company shall be conducted by the Board of Directors. The number of directors of the Company shall be fixed from time to time in the manner provided in the bylaws of the Company and may be increased or decreased from time to time in the manner provided in the bylaws; provided, however, that, except as otherwise provided in this Article SEVENTH, the number of directors shall not be less than three (3) or more than nine (9). Election of directors need not be by written ballot except and to the extent provided in the bylaws. Commencing with the election of directors at the 2009 Annual Meeting of Stockholders, the directors shall be divided into three classes designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the number of directors constituting the entire Board of Directors. Initial class assignments shall be determined by the Board of Directors. At each annual meeting of stockholders, successors to the directors whose terms expired at that annual meeting shall be elected for a three-year term except that, initially, the director elected to Class I will be subject to election for a three-year term at the Annual Meeting of Stockholders in 2010; the director elected to Class II will be subject to election for a three-year term at the Annual Meeting of Stockholders in 2011; and the director elected to Class III will be subject to election for a three-year term at the Annual Meeting of Stockholders in 2012. If the number of directors changes, any increase or decrease shall be apportioned among the classes such that the number of directors in each class shall remain as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office.
     In the event the holders of any class or series of preferred stock shall be entitled, by a separate class vote, to elect directors as may be specified pursuant to Article FOURTH, then the provisions of such class or series of stock with respect to their rights shall apply. The number of directors that may be elected by the holders of any such class or series of preferred stock shall be in addition to the number fixed pursuant to the preceding paragraph of this Article SEVENTH.
     7.2 Quorum. A quorum of the Board of Directors for the transaction of business shall not consist of less than a majority of the total number of directors, except as otherwise may be provided in this Certificate of Incorporation or in the bylaws with respect to filling vacancies.
     7.3 Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, or by a sole remaining director, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the new directorship which was created or in which the vacancy occurred and until such director’s successor shall have been elected and qualified.”

APPENDIX D
AMENDMENT REGARDING STOCKHOLDER ACTION BY WRITTEN CONSENT
AND SPECIAL MEETINGS OF STOCKHOLDERS (PROPOSAL NO. 4)
     Proposal No. 1 concerns certain changes to Basic Earth’s Certificate of Incorporation that, generally speaking, have the effect of updating, consolidating and clarifying the Certificate of Incorporation, in most cases by conforming certain provisions of the Certificate of Incorporation to the current version of Delaware Law and our Bylaws. If approved and adopted, Proposal No. 1 will also involve renumbering our existing Certificate of Incorporation and employing new paragraph headings and defined terms in respect of the same. For this reason, two sets of amendments to our Certificate of Incorporation are set forth below. The first two paragraphs reflect changes that will be made to the Amended and Restated Certificate of Incorporation in order to implement Proposal No. 4, which changes are applicable only if Proposal No. 1 is approved. The second set of changes reflects those that would be made to our existing Certificate of Incorporation in order to implement Proposal No. 4 if Proposal No. 1 is not approved.
     If Proposal Nos. 1 and 4 are approved, Article 10 will be added to the Amended and Restated Certificate of Incorporation and will read as follows:
“ARTICLE 10
STOCKHOLDERS
     10.1 Meetings. Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors. Each meeting of stockholders will be held on the date and at the time and place determined by the Board of Directors. Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, special meetings of the stockholders may be called by an officer of the Company only upon the written request of a majority of the Board of Directors.
     10.2 Action by Written Consent. Action required or permitted to be taken by stockholders at any annual or special meeting of stockholders may be taken only at such meeting and not by written consent.”
     If Proposal No. 1 is not approved but Proposal No. 4 is approved, Article TWELFTH will be added to the existing Certificate of Incorporation and will read as follows:
“TWELFTH
     12.1 Meetings. Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors. Each meeting of stockholders will be held on the date and at the time and place determined by the Board of Directors. Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, special meetings of the stockholders may be called by an officer of the corporation only upon the written request of a majority of the Board of Directors.
     12.2 Action by Written Consent. Action required or permitted to be taken by stockholders at any annual or special meeting of stockholders may be taken only at such meeting and not by written consent.”

D-1

APPENDIX E
AMENDMENT FOR SUPERMAJORITY VOTE (PROPOSAL NO. 5)
     Proposal No. 1 concerns certain changes to Basic Earth’s Certificate of Incorporation that, generally speaking, have the effect of updating, consolidating and clarifying the Certificate of Incorporation, in most cases by conforming certain provisions of the Certificate of Incorporation to the current version of Delaware Law and our Bylaws. If approved and adopted, Proposal No. 1 will also involve renumbering our existing Certificate of Incorporation and employing new paragraph headings and defined terms in respect of the same. For this reason, and because the amendments to the Certificate of Incorporation necessary to implement Proposal No. 5 will change slightly depending on the outcome of stockholder approval of Proposal No. 3, several versions of amendments to our Certificate of Incorporation are set forth below. The first two paragraphs reflect changes that will be made to the Amended and Restated Certificate of Incorporation in order to implement Proposal No. 5, which changes are applicable only if Proposal No. 1 is approved. The final two paragraphs reflect changes that would be made to our existing Certificate of Incorporation in order to implement Proposal No. 5 if Proposal No. 1 is not approved.
     If Proposal Nos. 1, 3 and 5 are approved, Article 11 will be added to the Amended and Restated Certificate of Incorporation and will read as follows:
“ARTICLE 11
VOTING REQUIREMENT
     Notwithstanding any other provisions of this Certificate of Incorporation or of the bylaws (and notwithstanding the fact that a lesser percentage may be otherwise specified by law, this Certificate of Incorporation or the bylaws), the affirmative vote of the holders of not less than sixty six and two-thirds percent (66-2/3%) of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors (considered for this purpose as one class), shall be required to amend or repeal or adopt any provisions inconsistent with Articles 5, 7, 8 or 11 of this Certificate of Incorporation.”
     If Proposal Nos. 1 and 5 are approved but Proposal No. 3 is not approved, Article 11 will be added to the Amended and Restated Certificate of Incorporation and will read as follows:
“ARTICLE 11
VOTING REQUIREMENT
     Notwithstanding any other provisions of this Certificate of Incorporation or of the bylaws (and notwithstanding the fact that a lesser percentage may be otherwise specified by law, this Certificate of Incorporation or the bylaws), the affirmative vote of the holders of not less than sixty six and two-thirds percent (66-2/3%) of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors (considered for this purpose as one class), shall be required to amend or repeal or adopt any provisions inconsistent with Articles 7, 8 or 11 of this Certificate of Incorporation.”
     If Proposal No. 1 is not approved but Proposal No. 3 and 5 are approved, Article THIRTEENTH will be added to the existing Certificate of Incorporation and will read as follows:
“THIRTEENTH
     Notwithstanding any other provisions of this Certificate of Incorporation or of the bylaws (and notwithstanding the fact that a lesser percentage may be otherwise specified by law, this Certificate of Incorporation or the bylaws), the affirmative vote of the holders of not less than sixty six and two-thirds percent (66-2/3%) of the outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors (considered for

E-1

this purpose as one class), shall be required to amend or repeal or adopt any provisions inconsistent with Articles SEVENTH, TENTH or THIRTEENTH of this Certificate of Incorporation.”
     If Proposal Nos. 1 and 3 are not approved but Proposal No. 5 is approved, Article THIRTEENTH will be added to the existing Certificate of Incorporation and will read as follows:
“THIRTEENTH
     Notwithstanding any other provisions of this Certificate of Incorporation or of the bylaws (and notwithstanding the fact that a lesser percentage may be otherwise specified by law, this Certificate of Incorporation or the bylaws), the affirmative vote of the holders of not less than sixty six and two-thirds percent (66-2/3%) of the outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class), shall be required to amend or repeal or adopt any provisions inconsistent with Articles TENTH or THIRTEENTH of this Certificate of Incorporation.”

APPENDIX F
AMENDMENT TO EFFECT A REVERSE STOCK SPLIT (PROPOSAL NO. 6)
FORM OF
CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
BASIC EARTH SCIENCE SYSTEMS, INC.
     The undersigned, acting on behalf of Basic Earth Science Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify as follows:
     The name of the Company is Basic Earth Science Systems, Inc.
     This amendment to the Certificate of Incorporation as set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     Article 4 of the Certificate of Incorporation of the Company is hereby amended by adding the following section to the end of Article 4 to read as follows:
     “(c) Effective as of [ * ], Eastern Time, on [ * ], (the “Effective Date”), each [ * ] shares of the Company’s common stock, par value $0.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share, of the Company. No fractional shares shall be issued in connection with the reverse split and in lieu thereof, [ * ] shall be issued in lieu of any fractional shares.”
     IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has executed this Certificate of Amendment the       day of                     ,      .

BASIC EARTH SCIENCE SYSTEMS, INC.
By:
Ray Singleton
President and Chief Executive Officer

F-1

PROXY
BASIC EARTH SCIENCE SYSTEMS, INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
          The undersigned hereby appoints Ray Singleton, Richard K. Rodgers and Monroe W. Robertson as proxies with full power of substitution to vote as designated below all of the shares of Common Stock of Basic Earth Science Systems, Inc. that the undersigned has the power to vote at the Annual Meeting of Stockholders to be held at 1550 Seventeenth Street, Suite 500, Denver, Colorado, 80202, on Tuesday, December 15, 2009, at 9:30 a.m. MST, and any adjournment thereof. This Proxy is solicited on behalf of the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.
     ☐ TO VOTE FOR ALL PROPOSALS — To vote for ALL Proposals as recommended by the Board of Directors, please mark this box, sign and date this proxy on the reverse side and return this proxy in the accompanying addressed envelope.

PROPOSAL NO. 1 - Amendment and restatement of Certificate of Incorporation to update, consolidate and clarify it (Page 6)	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL NO. 2 - Amendment of Certificate of Incorporation to change the name of the company to Earthstone Energy, Inc. (Page 8)	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL NO. 3 - Amendments to Certificate of Incorporation to create a classified board of directors and permit only the Board of Directors to fill vacancies (Page 11)	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL NO. 4 - Amendments to Certificate of Incorporation to prohibit stockholder action by written consent and to allow only the Board of Directors to call special meetings of the stockholders (Page 13)
	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL NO. 5 - Amendments to Certificate of Incorporation to increase the stockholder vote required to amend certain features of the Certificate of Incorporation from a majority to 66-2/3% (Page 15)	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL NO. 6 - Amendments to Certificate of Incorporation in order to effect a reverse stock split of the Common Stock within a range of one for four and one for 12 (Page 17)	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL NO. 7 — Election of three directors named in this proxy statement* (Page 24)	FOR ALL	WITHHOLD VOTE FOR ALL	FOR ALL EXCEPT

(01) Ray Singleton			☐
(02) Richard K. Rodgers			☐
(03) Monroe W. Robertson			☐
	☐	☐

PROPOSAL NO. 8 - Ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm (Page 26)	FOR ☐	AGAINST ☐	ABSTAIN ☐

*	NOTE: If Proposal No. 3 for a classified board is approved, Ray Singleton would stand for election as a Class I Director for a term of one year, Richard K. Rodgers would stand for election as a Class II Director for a term of two years, and Monroe W. Robertson would stand for election as a Class III Director for a term of three years. If Proposal No. 3 is not approved, Messrs. Singleton, Rodgers, and Robertson would stand for election to one-year terms ending at the Annual Meeting of Stockholders in 2010.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If this proxy card contains no specific voting instructions, the shares will be voted FOR each proposal.
Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please note any changes in your address in the space provided below.

TO VOTE ONLINE: VOTE.CORPORATESTOCK.COM CONTROL# _______________	Dated: ____________

SIGNATURE

PRINT NAME

Change of Address (if applicable):

PLEASE SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ADDRESSED ENVELOPE AS SOON AS POSSIBLE.
PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF STOCKHOLDERS. ☐